Exhibit 4.1

IRON MOUNTAIN (UK) PLC

AND EACH OF THE GUARANTORS PARTY HERETO

3.875% GBP SENIOR NOTES DUE 2025

SENIOR INDENTURE

Dated as of November 13, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SOCIÉTÉ GÉNÉRALE BANK & TRUST

as Paying Agent, Registrar and Transfer Agent

IRON MOUNTAIN (UK) PLC

Reconciliation and tie between Trust Indenture Act of 1939 and
Senior Indenture, dated as of November 13, 2017

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
§ 312(a)	2.5
(b)	11.3
(c)	11.3
§ 313(a)	7.6
(b)(1)	Not applicable
(b)(2)	7.6, 7.7
(c)	7.6, 11.2
(d)	7.6
§ 314(a)	4.2, 11.2, 11.5
(b)	Not Applicable
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	11.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5, 11.2
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a)	2.9
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
(c)	2.12
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.4
§ 318(a)	11.1
(b)	Not Applicable
(c)	11.1

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

v

Senior Indenture dated as of November 13, 2017, among Iron Mountain (UK) PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), Iron Mountain Incorporated, a Delaware corporation (the “Parent”), the guarantors party hereto (including the Parent), Wells Fargo Bank, National Association, a national banking association, as Trustee (“Trustee”), and Société Générale Bank & Trust, as Paying Agent, Registrar and Transfer Agent.

Each party agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture.

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                    Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)                                 Indebtedness encumbering any asset acquired by such specified Person.

“Acquisition EBITDA” means, as of any date of determination, with respect to an Acquisition EBITDA Entity, the sum of:

(1)                                 EBITDA of such Acquisition EBITDA Entity for the most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination (adjusted to give pro forma effect to any acquisition or disposition of a business or Person by such Acquisition EBITDA Entity consummated during the period covered by, or after the date of, such four full fiscal quarters) or, if statements are not available for such four full fiscal quarters, EBITDA for the most recently ended fiscal quarter for which internal financial statements are available, annualized, plus

(2)                                 projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by the Parent or a Restricted Subsidiary, as certified by an Officers’ Certificate filed with the Trustee, without giving effect to any operating losses of the acquired Person.

“Acquisition EBITDA Entity” means, as of any date of determination, a business or Person:

(1)                                 which has been acquired by the Parent or a Restricted Subsidiary and with respect to which internal financial statements on a consolidated basis with the Parent are not available for four full fiscal quarters; or

(2)                                 which is to be acquired in whole or in part with Indebtedness, the incurrence of which will require the calculation on such date of the Acquisition EBITDA of such Acquisition EBITDA Entity for purposes of Section 4.10.

“Adjusted EBITDA” means, as of any date of determination and without duplication, the sum of:

(1)                                 EBITDA of the Parent and the Restricted Subsidiaries for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination; and

(2)                                 Acquisition EBITDA of each business or Person that is an Acquisition EBITDA Entity as of such date of determination, multiplied by a fraction, (i) the numerator of which is 12 minus the number of months (and/or any portion thereof) in such most recent four full fiscal quarters for which the financial results of such Acquisition EBITDA Entity are included in the EBITDA of the Parent and the Restricted Subsidiaries under clause (1) above, and (ii) the denominator of which is 12.

The effects of unusual items, including merger related expenses permitted to be shown as a separate line item on a statement of operations in accordance with GAAP, or non-recurring items in respect of the Parent, a Restricted Subsidiary or an Acquisition EBITDA Entity occurring in any period shall be excluded in the calculation of Adjusted EBITDA.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Agents” means each Paying Agent, Registrar or Transfer Agent and “Agent” means any one of them.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Board of Directors” means the Board of Directors, managers, trustees or comparable governing body of a Person or any duly authorized committee thereof.

“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by a Depositary.

“British Pounds Sterling” and “£” mean the lawful money of the United Kingdom.

“Business Day” means any day except a Saturday, Sunday or a legal holiday in the City of London, the City of New York, Luxembourg or at another place of payment where a legal holiday shall be any day on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to limited liability companies or partnerships, limited liability company interests or partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such limited liability company or partnership.

“Cash Equivalents” means:

(1)                                 securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the government of a Participating Member State, the United Kingdom or the U.S. (or any agency thereof), as applicable, having a rating of Baa3 or better by Moody’s or BBB— or better by S&P (in each case, with a stable or better outlook), or carrying an equivalent rating by an internationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

(2)                                 certificates of deposit, time deposits, overnight bank deposits, bankers’ acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition;

(3)                                 commercial paper of an issuer rated at least A-2 by S&P, or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition;

(4)                                 money market accounts or funds with or issued by Qualified Issuers;

(5)                                 Investments in money market funds substantially all of the assets of which are comprised of securities and other obligations of the types described in clauses (1) through (3) above or (6) below; and

(6)                                 any U.S. Dollar denominated demand deposits with a Qualified Issuer, and, with respect to any Foreign Subsidiary, any non-U.S. Dollar denominated demand deposits with a Qualified Issuer.

“Change of Control” means the occurrence of any of the following events:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and

13d-5 under the Exchange Act), directly or indirectly, of a majority of the voting power of the Voting Stock of the Parent;

(2)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of consolidation, merger or amalgamation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); and

(3)                                 the Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.1.

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Depositary” means Société Générale Bank & Trust.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Consolidated Adjusted Net Income” means, for any period, the net income (or net loss) of the Parent and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

(1)                                 any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

(2)                                 any net gains or losses associated with (i) the disposal/write-down of property, plant and equipment (including real estate), (ii) foreign currency transactions, and (iii) the sale or disposal of business operations (including sales of discontinued operations);

(3)                                 the portion of net income (or loss) of any Person (other than the Parent or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Parent or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any Restricted Subsidiary in cash dividends or distributions by such Person during such period;

(4)                                 the net income (or loss) of any Person combined with the Parent or any Restricted Subsidiary on a “pooling of interests” basis attributable to any period prior to the date of combination;

(5)                                 income (or loss) attributable to discontinued operations;

(6)                                 any net after tax gains or losses, less all fees and expenses relating thereto, attributable to the extinguishment of Indebtedness; and

(7)                                 any net after tax unrealized gains or losses attributable to Hedging Obligations and other derivative instruments.

“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes of the Parent and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(1)                                 the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (or any like caption) on a consolidated statement of operations of the Parent and the Restricted Subsidiaries for such period, including, without limitation:

(i)                                     amortization of debt discount;

(ii)                                  the net cost of interest rate contracts (including amortization of discounts);

(iii)                               the interest portion of any deferred payment obligation;

(iv)                              amortization of debt issuance costs; and

(v)                                 the interest component of Capital Lease Obligations of the Parent and the Restricted Subsidiaries; plus

(2)                                       all interest on any Indebtedness of any other Person Guaranteed and paid by the Parent or any Restricted Subsidiary.

“Consolidated Non-Cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Parent and the Restricted Subsidiaries (including without limitation any minority interest) reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge to the extent that it requires an accrual of or reserve for cash charges for any future period).

“Consolidated Total Assets” as of any date means the total assets of the Parent and the Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Parent and the Restricted Subsidiaries is available, all calculated on a consolidated basis in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” means a principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention:  Corporate Trust Services Administrator — Iron Mountain (UK) PLC, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means that certain Credit Agreement, dated as of June 27, 2011, as amended and restated as of July 2, 2015 and as further amended and restated as of August 21, 2017, among the Parent, Iron Mountain Information Management, LLC and certain other Subsidiaries of the Parent (including the Company), as borrowers, and the lenders and agents party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as further amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means any Note registered in the Register, substantially in the form attached as Exhibit B hereto.

“Depositary” means any of Euroclear, Clearstream and their respective nominees and successors, acting through themselves, the Trustee or the Common Depositary.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale, disposition, redemption or payment of, on or with respect to such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, for cash or other property (other than Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of the Notes.

“EBITDA” means for any period Consolidated Adjusted Net Income for such period increased by:

(1)                                 Consolidated Interest Expense for such period; plus

(2)                                 Consolidated Income Tax Expense for such period; plus

(3)                                 Consolidated Non-Cash Charges for such period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Proceeds” means:

(1)                                 with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for U.S. Dollars, the aggregate amount of such U.S. Dollars; and

(2)                                 with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for any consideration other than U.S. Dollars, the aggregate Market Price thereof computed on the date of the issuance or sale thereof.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system and any successor thereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Restricted Subsidiary” means any Restricted Subsidiary organized under the laws of a jurisdiction other than the United States (as defined in Regulation S under the Securities Act) and that has not delivered a Note Guarantee.

“Existing Indebtedness” means Indebtedness of the Parent and its Subsidiaries (other than under the Credit Agreement) in existence on the date hereof, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Parent (unless otherwise provided herein).

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States (as defined in Regulation S under the Securities Act).

“Foreign Subsidiary Holdco” means any Restricted Subsidiary which is organized under the laws of the United States (as defined in Regulation S under the Securities Act) that has no material assets other than the Capital Stock and, if any, Indebtedness of (1) one or more Foreign Subsidiaries that are “controlled foreign corporations” as defined by Section 957 of the Code or (2) any other Foreign Subsidiary Holdco.

“GAAP” means accounting principles generally accepted in the United States of America as in effect on November 13, 2017, giving effect, however, to the Company’s adoption of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), with effect from the date the Company adopts such Update.

“Global Note(s)” means one or more registered Global Notes, without coupons, substantially in the form of Exhibit A attached hereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United Kingdom for the payment of which guarantee or obligations the full faith and credit of the United Kingdom is pledged.

“Guarantee” means, as applied to any obligation:  (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the obligation to reimburse amounts drawn down under letters of credit securing such obligations.

“Guarantors” means the Parent and the Subsidiary Guarantors.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

(1)                                 every obligation of such Person for money borrowed;

(2)                                 every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(4)                                 every obligation of such Person issued or assumed as the deferred purchase price of property or services;

(5)                                 every Capital Lease Obligation;

(6)                                 all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends (unless included in such maximum repurchase price);

(7)                                 all obligations of such Person under or with respect to Hedging Obligations which would be required to be reflected on the balance sheet as a liability of such Person in accordance with GAAP; and

(8)                                 every obligation of the type referred to in clauses (1) through (7) of another Person and dividends of another Person the payment of which, in either case, such Person has Guaranteed.

For purposes of this definition, the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant hereto.  Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for U.S. federal, state or local taxes or other taxes owed by such Person shall not be considered Indebtedness for purposes of this definition.  The amount outstanding at any time of any Indebtedness issued with original issue discount is the aggregate principal amount at maturity of such Indebtedness, less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.  Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.  For the avoidance of doubt, the aggregate amount of debit balances in the accounts of Restricted Subsidiaries held at a bank or other financial institution and subject to a cash pooling arrangement shall only constitute “Indebtedness” to the extent that such aggregate amount exceeds the aggregate amount of all credit balances in the accounts of Restricted Subsidiaries held at such bank or financial institution and subject to such cash pooling arrangement.

“Indenture” means this Indenture as amended and supplemented from time to time and shall include the form of Notes established as contemplated hereunder and any related supplemental indenture.

“Indirect Participant” means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

“Initial Notes” means the first £400,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRS” means the U.S. Internal Revenue Service.

“Leverage Ratio” means, at any date, the ratio of:

(1)                                 the aggregate principal amount of Indebtedness of the Parent and the Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, to

(2)                                 Adjusted EBITDA;

after giving pro forma effect, in each case and without duplication, to

(i)                                     the incurrence, repayment or retirement of any Indebtedness by the Parent or the Restricted Subsidiaries since the last day of the most recent full fiscal quarter of the Parent;

(ii)                                  if the Leverage Ratio is being determined in connection with the incurrence of Indebtedness by the Parent or a Restricted Subsidiary, such Indebtedness; and

(iii)                               the Indebtedness to be incurred in connection with the acquisition of any Acquisition EBITDA Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction).

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of:

(1)                                 the present value of the remaining principal, premium and interest payments that would be payable with respect to such Note if such Note were redeemed on November 15, 2020, computed using a discount rate equal to the Yield plus 50 basis points, over

(2)                                 the outstanding principal amount of such Note.

“Make-Whole Average Life” means, with respect to any date of redemption of Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to November 15, 2020.

“Make-Whole Price” means, with respect to any Note, the greater of:

(1)                                 the sum of the principal amount of and Make-Whole Amount with respect to such Note; and

(2)                                 the redemption price of such Note on November 15, 2020.

“Market Price” means:

(1)                                 with respect to the calculation of Equity Proceeds from the issuance or sale of debt securities which have been converted into Equity Interests, the value received upon the original issuance or sale of such converted debt securities, as determined reasonably and in good faith by the Parent’s Board of Directors; and

(2)                                 with respect to the calculation of Equity Proceeds from the issuance or sale of Equity Interests, the average of the daily closing prices for such Equity Interests for the 20 consecutive trading days preceding the date of such computation.

The closing price for each day shall be:

(1)                                 if such Equity Interests are then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE Consolidated Tape (or any successor consolidated tape reporting transactions on the New York Stock Exchange) or, if such composite tape shall not be in use or shall not report transactions in such Equity Interests, or if such Equity Interests shall be listed on a stock exchange other than the New York Stock Exchange (including for this purpose the Nasdaq Stock Market), the last reported sale price regular way for such day, or in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which such Equity Interests are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of such Equity Interests have been traded during such 20 consecutive trading days); or

(2)                                 if such Equity Interests are not listed or admitted to trading on any such exchange, the average of the closing bid and asked prices thereof in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or any successor system, or if not included therein, the average of the closing bid and asked prices thereof furnished by two members of the National Association of Securities Dealers selected reasonably and in good faith by the Parent’s Board of Directors for that purpose.  In the absence of one or more such quotations, the Market Price for such Equity Interests shall be determined reasonably and in good faith by the Parent’s Board of Directors.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Parent or any Restricted Subsidiary in respect of an Asset Sale, which amount is equal to the excess, if any, of:

(1)                                 the cash received by the Parent or such Restricted Subsidiary (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such disposition, over

(2)                                 the sum of:

(i)                                     the amount of any Indebtedness which is secured by such asset and which is required to be repaid in connection with the disposition thereof; plus

(ii)                                  the reasonable out-of-pocket expenses incurred by the Parent or such Restricted Subsidiary, as the case may be, in connection with such disposition or in connection with the transfer of such amount from such Restricted Subsidiary to the Parent; plus

(iii)                               provisions for taxes, including income taxes, attributable to the disposition of such asset or attributable to required prepayments or repayments of Indebtedness with the proceeds thereof; plus

(iv)                              if the Parent does not first receive a transfer of such amount from the applicable Restricted Subsidiary with respect to the disposition of an asset by such Restricted Subsidiary and such Restricted Subsidiary intends to make such transfer as soon as practicable, the out-of-pocket expenses and taxes that the Parent reasonably estimates will be incurred by the Parent or such Restricted Subsidiary in connection with such transfer at the time such transfer is expected to be received by the Parent (including, without limitation, withholding taxes on the remittance of such amount).

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to Article XII; however, so long as any Guarantor has executed this Indenture or a supplemental indenture in a form satisfactory to the Trustee, the failure to execute such Note Guarantee will not affect the obligations of such Guarantor.

“Notes” means the Company’s 3.875% GBP Senior Notes due 2025 issued hereunder.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest (including post-petition interest, whether or not allowed as a claim in any proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under or in connection with any Indebtedness.

“Officer” means the Chairman of the Board, any other Director, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any

Vice President (including any Executive or Senior Vice President), the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of any Person.

“Officers’ Certificate” means a certificate signed, unless otherwise specified, in the case of the Parent, by any two of the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller or any Vice President (including any Executive or Senior Vice President) of the Parent and, in the case of the Company, by any two Officers of the Company.

“Opinion of Counsel” means a written opinion of legal counsel, which opinion is reasonably acceptable to the Trustee.  Such counsel may be an employee of or counsel to the Parent or a Subsidiary thereof.

“Parent” means the party named as such above, which owns, indirectly, all of the outstanding Capital Stock of the Company, until a successor replaces it and thereafter means such successor.

“Participant” means a Person who has an account with Euroclear or Clearstream.

“Participating Member State” means any of the member states of the European Union that have adopted and continue to retain a common single currency through monetary union in accordance with European Union treaty law (as amended from time to time).

“Permitted Investments” means:

(1)                                 any Investments in the Parent or in a Restricted Subsidiary, including without limitation any Guarantee of Indebtedness permitted under Section 4.10;

(2)                                 any Investments in Cash Equivalents;

(3)                                 Investments by the Parent or any Restricted Subsidiary in a Person, if as a result of such Investment:

(i)                                     such Person becomes a Restricted Subsidiary; or

(ii)                                  such Person is consolidated, merged or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary;

(4)                                 Investments in assets (including accounts and notes receivable) created, owned or used in the ordinary course of business;

(5)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16;

(6)                                 any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests of the Parent (other than Disqualified Stock);

(7)                                 any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(8)                                 Investments represented by Hedging Obligations;

(9)                                 loans or advances to employees made in the ordinary course of business of the Parent or any Restricted Subsidiary in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;

(10)                          repurchases of the Notes;

(11)                          any Investment existing on, or made pursuant to binding commitments existing on, the date hereof and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date hereof; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date hereof or (b) as otherwise permitted hereunder;

(12)                          Investments acquired after the date hereof as a result of the acquisition by the Parent or any Restricted Subsidiary of another Person, including by way of a consolidation, merger or amalgamation with or into the Parent or any Restricted Subsidiary, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by Section 5.1 after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, consolidation, merger or amalgamation and were in existence on the date of such acquisition, consolidation, merger or amalgamation; and

(13)                          other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at any time outstanding not to exceed the greater of (x) $400.0 million and (y) 35% of Adjusted EBITDA determined as of the date such investment was made.

“Permitted Liens” means:

(1)                                 Liens existing as of the date of issuance of the Notes (other than Liens to secure obligations under the Credit Agreement);

(2)                                 Liens on assets of the Parent or any Restricted Subsidiary securing Indebtedness and other obligations under Credit Facilities in an aggregate principal amount not to exceed the greater of (a)  $3,260.0 million and (b) 2.5x Adjusted EBITDA, in each case, calculated as of the date on which any such Indebtedness was incurred;

(3)                                 Liens on any property or assets of a Restricted Subsidiary granted in favor of the Parent or any Restricted Subsidiary;

(4)                                 Liens securing the Notes or the Note Guarantees;

(5)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of Section 4.10 covering only the assets acquired with or financed by such Indebtedness;

(6)                                 Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or any Restricted Subsidiary;

(7)                                 Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent or any Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(8)                                 Liens to secure Hedging Obligations and/or obligations with respect to Treasury Management Arrangements incurred in the ordinary course of business;

(9)                                 Liens to secure Indebtedness of Restricted Subsidiaries that are non-Guarantor Subsidiaries permitted under Section 4.10; provided that such Liens may not extend to any property or assets of the Company or any Guarantor other than the Capital Stock of such non-Guarantor Restricted Subsidiaries;

(10)                          statutory Liens or landlords’ and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(11)                          Liens for taxes, assessments, government charges or claims with respect to amounts not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

(12)                          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(13)                          easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Parent or any Restricted Subsidiary incurred in the ordinary course of business;

(14)                          Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(15)                          Liens arising under options or agreements to sell assets;

(16)                          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(17)                          Liens securing reimbursement obligations with respect to commercial letters of credit incurred in the ordinary course of business which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(18)                          leases, subleases, licenses and sublicenses granted to others that do not interfere in any material respect with the business of the Parent or any Restricted Subsidiary conducted in the ordinary course of business;

(19)                          bankers’ liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(20)                          Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(21)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(22)                          other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $50.0 million in the aggregate at any one time outstanding;

(23)                          Liens on assets of the Parent or any Restricted Subsidiary securing Indebtedness and other obligations under any accounts receivable sale arrangements, credit facility or conditional purchase contract or similar arrangements providing financing secured directly or indirectly by the accounts receivable and related records, collateral, collections and rights of the Parent or its Subsidiaries; provided that the aggregate amount outstanding of all such Indebtedness shall not at any time exceed $400.0 million;

(24)                          Liens to secure any Refinancing Indebtedness permitted to be incurred hereunder; provided, however, that (a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(25)                          Liens in respect of operating leases entered into in the ordinary course of business to the extent constituting liens under the PPSA (Ontario) or equivalent legislation in any applicable jurisdiction.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Note means the principal of the Note plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Note.

“Qualified Equity Offering” means an offering of Capital Stock of the Parent (other than Disqualified Stock) for U.S. Dollars, whether registered or exempt from registration under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Issuer” means:

(1)                                 any lender party to the Credit Agreement; or

(2)                                 any commercial bank or financial institution the outstanding short-term debt securities of which are rated at least A-2 by S&P or at least P-2 by Moody’s, or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

“Qualified Securitization Facility” means any Securitization Facility that meets the following conditions: (a) the Board of Directors of the Parent shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent and the applicable Restricted Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at Fair Market Value and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Parent).

“Qualifying Sale and Leaseback Transaction” means any Sale and Leaseback Transaction between the Parent or any Restricted Subsidiary and any bank, insurance company or other lender or investor providing for the leasing to the Parent or such Restricted Subsidiary of any property (real or personal) which has been or is to be sold or transferred by the Parent or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor and where the property in question has been constructed or acquired after the date hereof.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise,

arising from the financing by any Restricted Subsidiary of merchandise or services, and monies due thereunder, security or ownership interests in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

“Refinancing Indebtedness” means new Indebtedness incurred or given in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, other Indebtedness; provided, however, that:

(1)                                 the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded (plus the amount of fees, premiums, consent fees, prepayment penalties and expenses incurred and accrued interest in respect of the Indebtedness repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded in connection therewith);

(2)                                 such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded or shall mature after the maturity date of the Notes;

(3)                                 to the extent such Refinancing Indebtedness refinances Indebtedness that has a final maturity date occurring after the initial scheduled maturity date of the Notes, such new Indebtedness shall have a final scheduled maturity not earlier than the final scheduled maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded and shall not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded;

(4)                                 to the extent such Refinancing Indebtedness refinances Indebtedness contractually subordinate to the Notes or any Note Guarantees, as applicable, such Refinancing Indebtedness shall be contractually subordinated in right of payment to the Notes and the applicable Note Guarantee and to the extent such Refinancing Indebtedness refinances the Notes or Indebtedness pari passu with the Notes, such Refinancing Indebtedness shall be pari passu with or contractually subordinated in right of payment to the Notes, in each case on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded; and

(5)                                 with respect to Refinancing Indebtedness incurred by a Restricted Subsidiary, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Note Guarantee of such Restricted Subsidiary as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Definitive Note” means a Definitive Note bearing the Regulation S Legend.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary, or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“REIT” means a “real estate investment trust” as defined and taxed under Sections 856-860 of the Code or any successor provisions.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, assistant treasurer, trust officer, associate or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing either the 144A Legend or the Regulation S Legend.

“Restricted Subsidiary” means:

(1)                                 each direct and indirect Subsidiary of the Parent organized or existing under the laws of the United States, any state thereof or the District of Columbia and existing on the date of the Indenture (other than Iron Mountain Mortgage Finance Holdings, LLC, Iron Mountain Mortgage Finance I, LLC, Iron Mountain Receivables QRS, LLC, Iron Mountain Receivables TRS, LLC, KH Data Capital Development Land, LLC and Upper Providence Venture I, L.P. and their respective direct and indirect Subsidiaries) and each of the Parent’s direct and indirect Foreign Subsidiaries, including the Company, that are designated as Restricted Subsidiaries for purposes of the Parent’s existing indentures for its outstanding senior and senior subordinated notes (all of which are Excluded Restricted Subsidiaries as of the date hereof for purposes of this Indenture and such other indentures); and

(2)                                 any other direct or indirect Subsidiary of the Parent formed, acquired or existing after the date hereof (including an Excluded Restricted Subsidiary), excluding, however (unless otherwise designated by the Parent’s Board of Directors) any such direct or indirect Subsidiary of any Unrestricted Subsidiary as of the date hereof, which, in the case of (1) or (2), is not designated by the Parent’s Board of Directors as an “Unrestricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Group, a division of McGraw Hill Financial, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Assets” means the Receivables and any assets related thereto that are subject to a Qualified Securitization Facility, and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent and its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Parent or any of its Restricted Subsidiaries sells or grants a security interest in its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary.

“Securitization Subsidiary” means any wholly owned, bankruptcy remote Subsidiary formed for the purpose of, and that solely engages only in, one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Leverage Ratio” means, at any date, the ratio of:

(1)                                 the aggregate principal amount of outstanding Indebtedness of the Parent and the Restricted Subsidiaries that is not contractually subordinated in right of payment to the Notes (“Senior Indebtedness”) as of the most recently available quarterly or annual balance sheet of the Parent, to

(2)                                 Adjusted EBITDA, after giving pro forma effect, in each case and without duplication, to

(i)                                     the incurrence, repayment or retirement of any Senior Indebtedness by the Parent or the Restricted Subsidiaries since the last day of the most recent full fiscal quarter of the Parent;

(ii)                                  if the Senior Leverage Ratio is being determined in connection with the incurrence of Senior Indebtedness by the Parent or a Restricted Subsidiary, such Indebtedness; and

(iii)                               the Senior Indebtedness to be incurred in connection with the acquisition of any Acquisition EBITDA Entity.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” within the meaning of Regulation S-X under the Securities Act.

“Stated Maturity” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Subsidiary Guarantor” means any Subsidiary of the Parent that executes a Note Guarantee, or in lieu thereof, this Indenture or any supplemental indenture, as the case may be, in respect of its Note Guarantee in accordance with the provisions hereof, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions hereof.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of any of the foregoing). “Taxes” shall be construed to have a corresponding meaning.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, cash pooling, netting and composite accounting, trade finance services and other cash management services.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear either the 144A Legend or the Regulation S Legend.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary that is designated by the Parent’s Board of Directors as an Unrestricted Subsidiary in accordance with Section 4.15; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollars” and “$” mean lawful money of the United States of America.

“Voting Stock” of any Person means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of any such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Yield” means, at any time of computation, the yield to maturity at such time, compounded semi-annually, which a non-callable Government of the United Kingdom bond would carry if issued, in British Pounds Sterling in the United Kingdom, at 100% of its principal amount at such time with a term to maturity approximately equal to Make-Whole Average Life. The Yield will be the average (rounded to four decimal places) of the yields determined by two major U.K. investment dealers selected by the Company.

“144A Definitive Note” means a Definitive Note bearing the 144A Legend.

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the 144A Legend and deposited with or on behalf of and registered in the name of the Depositary, or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

Section 1.2                                    Other Definitions.

TERM	DEFINED IN SECTION
“Additional Amounts”	4.19
“Additional Notes”	2.1
“Affiliate Transaction”	4.13
“Asset Sale”	4.16
“Asset Sale Offer”	4.16
“Asset Sale Offer Amount”	4.16
“Asset Sale Offer Payment Date”	4.16
“Asset Sale Offer Trigger Date”	4.16
“Authentication Agent”	2.2
“Bankruptcy Law”	6.1
“Benefited Party”	12.1

“Change of Control Offer”	4.17
“Change of Control Payment”	4.17
“Change of Control Payment Date”	4.17
“Covenant Defeasance”	8.3
“Custodian”	6.1
“Event of Default”	6.1
“incur”	4.10
“Judgment Currency”	11.15
“Legal Defeasance”	8.2
“Legal Holiday”	11.7
“New York Banking Date”	11.15
“Note Register”	2.3
“OFAC”	13.2
“Offer Amount”	3.9
“Offer Period”	3.9
“Pari Passu Indebtedness”	4.16
“Paying Agent”	2.3
“Purchase Date”	3.9
“Registrar”	2.3
“Required Currency”	11.15
“Restricted Payments”	4.9
“Sanctions”	13.2
“Successor Person”	5.2
“Tax Authority”	4.19
“Tax Redemption Date”	3.6(b)
“Transfer Agent”	2.3

Section 1.3                                    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Guarantors and any successor obligor upon the Notes or the Note Guarantees, as the case may be.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4                                    Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  provisions apply to successive events and transactions; and

(f)                                   references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II.
THE NOTES

Section 2.1                                    Form and Dating.

(a)                                 General.  The Notes and the certificate of authentication executed by the Authentication Agent shall be substantially in the form of Exhibit A attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and the Paying Agent, by their execution and delivery of this Indenture (or in the case of any Guarantor that becomes such after the date hereof, a supplemental indenture pursuant to Section 12.1 hereof), expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes shall be issued initially in the form of the Global Notes, which shall be deposited with the Common Depositary, and registered in the name of the nominee of the Common Depositary for the account of the Depositary, duly executed by the Company and authenticated by the Trustee or the Authentication Agent as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Common Depositary as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Common Depositary in accordance with instructions given by the Holder thereof as required by Section 2.2 hereof in accordance with the procedures of the Depositary.

(c)                                  Book-Entry Provisions.  This Section 2.1(c) shall apply only to the Global Notes deposited with or on behalf of the Common Depositary.

The Company shall execute and the Trustee or the Authentication Agent shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Common Depositary as the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Common Depositary or pursuant to the Depositary’s instructions.

(d)                                 Definitive Notes.  Notes issued in certificated form shall be substantially in the form of Exhibit B attached hereto.  Except as provided in Section 2.6, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

(e)                                  Additional Notes.  Subject to the restrictions contained in Section 4.10 hereof, from time to time after the date of this Indenture, the Company may issue additional Notes (“Additional Notes”) under this Indenture.  Any Additional Notes issued as provided for herein shall be treated as a single class and as part of the same series as the Initial Notes for all purposes under this Indenture.

Section 2.2                                    Execution and Authentication.

At least one Officer shall sign the Notes for the Company by manual or facsimile signature.  An Officer of each Guarantor shall sign the Note Guarantee, or in lieu thereof, this Indenture or any supplemental indenture, as the case may be, for the Guarantor by manual or facsimile signature.

If an Officer whose signature is on a Note or Note Guarantee no longer holds that office at the time the Note is authenticated, the Note or Note Guarantee shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee or an authentication agent (the “Authentication Agent”).  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or the Authentication Agent shall, upon receipt of a Company Order and any other deliverables required hereunder, authenticate up to £400,000,000 aggregate principal amount of Initial Notes and such amount of Additional Notes as the Company may issue from time to time.

The Trustee may appoint an Authentication Agent acceptable to the Company to authenticate Notes.  Unless limited by the terms of such appointment, the Authentication Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authentication Agent.  The Authentication Agent has the same rights as an Agent to deal with the Company or an Affiliate.

The Trustee hereby appoints Société Générale Bank & Trust as the initial Authentication Agent, and Société Générale Bank & Trust hereby accepts such appointment and the Company hereby confirms such appointment is acceptable to it.

Section 2.3                                    Appointment of Agents.

The Company initially appoints Euroclear and Clearstream to act as Depositary with respect to the Global Notes.

The Company will maintain one or more paying agents (each, a “Paying Agent”) for the Notes. The initial sole Paying Agent will be Société Générale Bank & Trust at 11, avenue Emile Reuter, L-2420 Luxembourg. The Company undertakes that, so long as the Notes remain outstanding, it will ensure that it maintains a Paying Agent with a specified office in the European Union.

The Company will also maintain a registrar (the “Registrar”) and one or more transfer agents (each, a “Transfer Agent”). The initial Registrar and the Transfer Agent will be Société Générale Bank & Trust. The Registrar and the Transfer Agent will maintain a register reflecting ownership of definitive registered Notes in certificated form (the “Note Register”) outstanding from time to time and will make payments on and facilitate transfers of definitive registered Notes on behalf of the Company. A copy of the Note Register will be sent to the Company on the issue date, with such copy to be held by the Company at its registered office. In the case of discrepancies between the Note Register and the register held by the Company at its registered office, the registrations in the register held by the Company at its registered office shall prevail for purposes of Luxembourg law.

The Company may change the Paying Agent, the Registrar or the Transfer Agent without prior notice to the Holders. If and for so long as the Notes are listed on the Irish Stock Exchange PLC and its rules so require, the Company will publish a notice of any change of Paying Agent, Registrar or Transfer Agent through the Company Announcements Office of the Irish Stock Exchange PLC. Such notice of the change in a Paying Agent, Registrar or Transfer Agent may also be published by the Company in a newspaper having a general circulation in Ireland (which is expected to be the Irish Times) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Irish Stock Exchange PLC (http://www.ise.ie).  The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Transfer Agent in respect of the Notes.

The Paying Agent shall be entitled to make any payment net of any taxes or other sums required by any applicable law to be withheld or deducted.

Section 2.4                                    Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of the Holders or the Trustee, all money held by the Paying Agent for the payment of principal of or premium or Additional Amounts, if any, or interest on the Notes (and by its execution hereof, the initial Paying Agent does hereby so agree), and will notify the Trustee of any default by the Company or the Guarantors in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Parent or a Subsidiary) shall have no further liability for the money delivered to the Trustee.

Section 2.5                                    Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.6                                    Transfer and Exchange.

2.6.1                     Transfer and Exchange of Global Notes.

(a)                                 The Global Notes cannot be transferred to any Person other than to another nominee of the Depositary or to a successor clearing agency or its nominee approved by the Company, the Guarantors and the Trustee.

(b)                                 At any time, all Global Notes will be exchanged by the Company for Definitive Notes (A) if the Depositary notifies the Company that it is unwilling or unable to act as a clearing system in respect of the Notes and a successor clearing system is not appointed by the Company within 120 days or (B) if the Depositary so requests following an Event of Default.  Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in the name or names and issued in any approved denominations, as the Depositary shall instruct the Company based on the instructions received by the Depositary from the holders of Book-Entry Interests.

(c)                                  Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.7 and Section 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.7 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note, other than as provided in this Section 2.6.1(a).

2.6.2                     General Provisions Applicable to Transfers and Exchanges of the Notes.  Transfers of Book-Entry Interests in the Global Notes (other than transfers of Book-Entry

Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) shall require compliance with this Section 2.6.2, as well as one or more of the other following subparagraphs of this Section 2.6, as applicable.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Paying Agent must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Note, the Paying Agent and the Registrar must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Registrar to cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, in connection with a transfer or exchange of a Definitive Note for a Book-Entry Interest, the Paying Agent must receive a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

In connection with any proposed transfer or exchange of Definitive Notes, the Holder that is the transferor of the Note and the Company, to the extent that the information is reasonably available to the Company, shall use commercially reasonably efforts to provide the Trustee with all information as is reasonably requested by the Trustee and necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Paying Agent or the Registrar, as specified in this Section 2.6, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its systems.

2.6.3                     Transfer of Book-Entry Interests in a Regulation S Global Note to Book-Entry Interests in a 144A Global Note.  A Book-Entry Interest in the Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the 144A Global Note only if the transfer complies with the requirements of Section 2.6.2 above and the Paying Agent receives a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.

Upon the receipt of such certificate and the orders and instructions required by Section 2.6.2, the Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the Global Notes to the Agent for endorsement and upon receipt thereof, decrease Schedule A to the applicable Regulation S Global Note and increase Schedule A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

2.6.4                     Transfer of Book-Entry Interests in a 144A Global Note to Book-Entry Interests in a Regulation S Global Note.  A Book-Entry Interest in the 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the applicable Regulation S Global Note only if the transfer complies with the requirements of Section 2.6.2 above and the Paying Agent receives a certificate from the holder of such Book-Entry Interest in the form of Exhibit C hereto, including the certifications in item (2) or (3) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.6.2, the Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the Global Notes to the Agent for endorsement and, upon receipt thereof, increase Schedule A to the applicable Regulation S Global Note and decrease Schedule A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

2.6.5                     Transfer of Book-Entry Interests in Global Notes to Definitive Notes.  Subject to Section 2.6.1(b) and to the extent permitted by the Depositary, a holder of a Book-Entry Interest in a Global Note may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Note if the transfer complies with the requirements of Section 2.6.2 above and:

(a)                                 in the case of a transfer by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.6.2;

(b)                                 in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note to a QIB in reliance on Rule 144A, the Paying Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(c)                                  in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Regulation S, the Paying Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

(d)                                 in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Rule 144, the Paying Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.6.2, the Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the relevant Global Note to the Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such transfer; (ii) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such transfer; and (iii) deliver to the Registrar the instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such transfer.  The Registrar shall cause any Definitive Note issued in connection with a transfer pursuant to Section 2.6.5(b) to have the 144A Legend and, in the case of a transfer under Section 2.6.5(c), the Regulation S Legend.

The Company shall issue and, upon receipt of a Company Order in accordance with Section 2.2 hereof, the Trustee or the Authentication Agent shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred and in the names set forth in the instructions received by the Registrar.

2.6.6                     Transfer of Definitive Notes to Book-Entry Interests in Global Notes.  To the extent permitted by the Depositary, any Holder of a Definitive Note may transfer such Definitive Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note only if:

(a)                                 in the case of a transfer by a holder of a Regulation S Definitive Note to a person who takes delivery thereof in the form of a Book-Entry Interest in the Regulation S Global Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) or (3) thereof;

(b)                                 in the case of a transfer by a holder of a Definitive Note to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(c)                                  in the case of a transfer by a holder of a 144A Definitive Note in reliance on Regulation S or Rule 144 under the Securities Act, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) or (3) thereof.

Upon satisfaction of the foregoing conditions, the Registrar shall (i) deliver the Definitive Notes to the Registrar for cancellation pursuant to Section 2.11 hereof; (ii) record such transfer on the Register; (iii) instruct the Common Depositary to deliver (A) in the case of a transfer pursuant to Section 2.6.6(a) or Section 2.6.6(c) above, the applicable Regulation S Global Note and (B) in the case of a transfer pursuant to Section 2.6.6(b), the applicable 144A Global Note; (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer; and (v) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such transfer.

2.6.7                     Exchanges of Book-Entry Interests in Global Notes for Restricted Definitive Notes.  Subject to Section 2.6.1(b), a holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Restricted Definitive Note if the exchange or transfer complies with the requirements of Section 2.6.2 above and the Paying Agent receives the following:

(a)                                 if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Regulation S Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in items 2(a) and 2(b) thereof; or

(b)                                 if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a 144A Definitive Note, a certificate from such holder in the form of Exhibit D hereto including the certifications in item 2(a) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.6.2 the Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the relevant Global Note to the Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such exchange.  The Registrar shall cause all Definitive Notes issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.6.7 to bear the appropriate legend required by item 2(b) of Exhibit D hereto.

The Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.2 hereof, the Trustee or the Authentication Agent shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

2.6.8                     Exchanges of Book-Entry Interests in Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.6.1(b) and to the extent permitted by the Depositary, a holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Note only if the Paying Agent receives the following:

(a)                                 if the holder of such Book-Entry Interest in a 144A Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(a) thereof; or

(b)                                 if the holder of such Book-Entry Interest in a Regulation S Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(b) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.6.2, the Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the relevant Global Note to the Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Notes shall be registered to effect such transfer.

The Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.3 hereof, the Trustee or the Authentication Agent shall authenticate, one or more Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.  Any Definitive Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.6.8 shall not bear the 144A Legend or the Regulation S Legend.

2.6.9                     Exchanges of Definitive Notes for Book-Entry Interests in Global Notes.  Any Holder of a Restricted Definitive Note may exchange such Note for a Book-Entry Interest in a Global Note if such exchange complies with Section 2.6.2 above and the Registrar receives the following documentation:

(a)                                 if the Holder of a 144A Definitive Note proposes to exchange such Note for a Book-Entry Interest in a 144A Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(a) thereof;

(b)                                 if the Holder of a 144A Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 1(a) thereof;

(c)                                  if the Holder of a Regulation S Definitive Notes proposes to exchange such Notes for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(a) and (b) thereof;

(d)                                 if the Holder of an Unrestricted Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(a) thereof;

Upon satisfaction of the foregoing conditions, the Registrar shall (i) cancel such Note pursuant to Section 2.11 hereof; (ii) record such exchange on the Register; (iii) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange; and (iv) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange.

2.6.10              Transfer of Restricted Definitive Notes for Definitive Notes.  Any Holder of a Restricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Notes if the transfer complies with Section 2.6.2 above and the Registrar receives the following additional documentation:

(a)                                 in the case of a transfer by a holder of a 144A Definitive Note to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(b)                                 in the case of a transfer by a holder of a 144A Definitive Note in reliance on Regulation S, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

(c)                                  in the case of a transfer by a holder of a 144A Definitive Note in reliance on Rule 144, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3) thereof.

Upon the receipt of any Definitive Note, the Registrar shall cancel such Note pursuant to Section 2.11 hereof and complete and deliver to the Company (i) in the case of a transfer pursuant to Section 2.6.10(a), a 144A Definitive Note; (ii) in the case of a transfer pursuant to Section 2.6.10(b), a Regulation S Definitive Note; and (iii) in the case of a transfer pursuant to Section 2.6.10(c), an Unrestricted Definitive Note.  The Company shall execute and the Trustee or the Authentication Agent shall authenticate and deliver such Definitive Note to such Person(s) as the Holder of the surrendered Definitive Note shall designate.

2.6.11              Transfer of Unrestricted Definitive Notes.  Any Holder of an Unrestricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Notes if the transfer complies with Section 2.6.2 above.

2.6.12              Legends.

(a)                                 144A Legend.  The following legend shall appear on the face of all 144A Notes issued under this Indenture, unless the Company determines otherwise in compliance with applicable law:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY

MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF IRON MOUNTAIN (UK) PLC THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO IRON MOUNTAIN INCORPORATED OR ITS SUBSIDIARIES, (II)  TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(b)                                 Regulation S Note Legend.  The following legend shall appear on the face of all Regulation S Notes issued under this Indenture, unless the Company determines otherwise in compliance with applicable law:

“THIS NOTE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR BOOK-ENTRY INTERESTS HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT THEREOF.”

(c)                                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6.1 OF THE INDENTURE; AND (II) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.6.13 OF THE INDENTURE TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.”

(d)                                 ERISA Legend.  Each Note shall bear a legend in substantially the following form:

“BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT A PLAN (WHICH TERM IS DEFINED AS (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ERISA, (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE, OR SIMILAR LAWS, AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS,” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS), AND IT IS NOT PURCHASING THIS SECURITY (OR ANY INTEREST THEREIN) ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN OR (B) THE HOLDER’S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW.”

2.6.13              Cancellation.  At such time as all Book-Entry Interests have been exchanged for Definitive Notes or all Global Notes have been redeemed or repurchased, the Global Notes shall be returned to the Registrar for cancellation in accordance with Section 2.11 hereof.

2.6.14              General Provisions Relating to Registration of Transfers and Exchanges.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order.

(a)                                 No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any taxes, duties or governmental charge payable in connection therewith (other than any such taxes, duties or governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 4.17, 4.18 and 9.6 hereof).

(b)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(c)                                  The Company shall not be required to register the transfer of or, to exchange, Global Notes or Definitive Notes during (A) a period beginning at the opening of business 15 calendar days before any Redemption Date and ending at the close of business on the Redemption Date; (B) a period beginning at the opening of business 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, and ending at the close of business on the date on which such Notes are selected; or (C) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

(d)                                 The Trustee or the Authentication Agent shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

Section 2.7                                    Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8                                    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If one or more Paying Agents (other than the Parent, a Subsidiary or an Affiliate of any thereof) hold on the maturity date or on any Redemption Date, money sufficient to pay such Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

A Note does not cease to be outstanding because the Company, a Guarantor or an Affiliate of the Company or a Guarantor holds the Note.

Section 2.9                                    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Guarantor, any Subsidiary of the Company or any Guarantor or an Affiliate of the Company or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Guarantor, a Subsidiary of the Company or such Guarantor or an Affiliate of the Company or such Guarantor until legal title to such Notes passes to the Company, such Guarantor, such Subsidiary or such Affiliate, as the case may be.

Section 2.10                             Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a Company Order.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee or the Authentication Agent upon request shall authenticate definitive Notes in exchange for temporary Notes.  Until so exchanged, temporary Notes shall have the same rights under this Indenture as the definitive Notes.

Section 2.11                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent or the Transfer Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent and no one else, shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act or other applicable law) in accordance with the Trustee’s customary practice. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. The Company undertakes to promptly inform the Irish Stock Exchange PLC (so long as the Notes are listed on the Irish Stock Exchange PLC and the rules of the Irish Stock Exchange PLC so require) of any such cancellation.

Section 2.12                             Defaulted Interest.

If the Company and the Guarantors default in a payment of interest on the Notes, the Company or any such Guarantor (to the extent of its obligations under its Note Guarantee) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided for with respect to the applicable Notes.

The Company shall notify the Trustee and the Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee and the Paying Agent of any such date. At least 15 days before the special record date, the Company (or the Common Depositary or Paying Agent, as applicable, in the name of and at the expense of the Company) shall deliver to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Company and the Guarantors may pay defaulted interest in any other lawful manner.

Section 2.13                             Record Date.

The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).  None of the Trustee, the Paying Agent, the Registrar or the Transfer Agent shall have any responsibility for determining the record date for any such action by vote or consent by the Holders.  The record date for purposes of determining the identity of Holders entitled to payments of interest shall be the immediately preceding May 1 for each interest payment date occurring on May 15 and the immediately preceding November 1 for each interest payment date occurring on November 15.

Section 2.14                             ISIN Number.

The Company in issuing the Notes may use an “ISIN” number, and if so, such ISIN number shall be included in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee and each Paying Agent of any change in the ISIN number.

Section 2.15                             Deposit of Moneys.

Prior to 10:00 a.m. (Luxembourg time), on each date on which interest is to be paid, the maturity date and each payment date relating to an Asset Sale Offer or a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.2, the Company shall deposit with the Paying Agent in immediately available funds in British Pounds Sterling sufficient to make cash payments, if any, due on such interest payment date, maturity date, or Business Day, as the case may be. Subject to receipt of such funds by such time, the Paying Agent shall remit such payment in a timely manner to the Holders on such interest payment date, maturity date or Business Day, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.

ARTICLE III.
REDEMPTION

Section 3.1                                    Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee (or the Registrar, as applicable) shall select the Notes to be redeemed among the applicable Holders on a pro rata basis or by lot (or, in the case of Notes issued in global form based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate in accordance with applicable clearing system guidelines) unless otherwise required by law or applicable stock exchange or depositary requirements, provided that no Notes of £100,000 or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall, in cooperation with the Common Depositary, promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of £100,000 or whole multiples of £1,000 to the extent above £100,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of £1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  Any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, and if so conditioned, the redemption date for such Notes may be extended by the Company pending achievement of such condition precedent.

If and for so long as the Notes are listed on the Irish Stock Exchange PLC and the rules of the Irish Stock Exchange PLC so require, any such notice to the holders of the Notes shall also be released through the Company Announcements Office of the Irish Stock Exchange PLC or, to the extent and in the manner permitted by such rules, posted on the official website of the Irish Stock Exchange PLC (www.ise.ie) and, in connection with any redemption, the Company will notify the Irish Stock Exchange PLC of any change in the principal amount of Notes outstanding.

Section 3.2                                    Notice of Redemption.

Subject to the provisions of Section 3.8 with respect to any Asset Sale Offer, at least 10 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered by first class mail (or delivered electronically in accordance with the procedures of the Depositary) a notice of redemption to the Common Depositary, the Depositary and, if any Definitive Registered Notes are outstanding, each Holder, in each case, with a copy to the Trustee.

The notice shall identify the Notes to be redeemed (including the ISIN number, if any) and shall state:

(a)                                 the redemption date;

(b)                                 the redemption price (including accrued interest to, but excluding, the applicable redemption date);

(c)                                  if any Note called for redemption is being redeemed in part only, the portion of the principal amount thereof to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)                                 to the extent any Notes are held as Definitive Notes, the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                   that, unless the Company defaults in the making of such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(g)                                  any conditions to such redemption.

At the Company’s request, the Trustee in cooperation with the Common Depositary shall give the notice of redemption in the Company’s name and at its expense;

provided that the Company gives the Trustee written notice of such request at least 10 days prior to the date of the giving of such notice (or such shorter notice as may be acceptable to the Trustee).

Section 3.3                                    Effect of Notice of Redemption.

Once notice of redemption is delivered as provided in Section 3.2, Notes called for redemption become due and payable on the redemption date and at the redemption price.  On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes called for redemption and all rights of Holders with respect to such Notes will terminate except for the right to receive payment of the redemption price upon surrender for redemption.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest to the redemption date.

A notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an offering of Capital Stock or another corporate transaction.  If any condition precedent provided for in the notice of redemption has not been satisfied following delivery of such notice pursuant to Section 3.2, the Company shall notify the Trustee and the Paying Agent in writing prior to the close of business two (2) Business Days prior to the Redemption Date (or such shorter period as may be reasonably acceptable to the Trustee). Upon receipt of such notice by the Trustee, (i) the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice; and (ii) the Trustee in cooperation with the Common Depositary shall deliver such notice to each Holder in the same manner in which the notice of redemption was given.

Section 3.4                                    Deposit of Redemption Price.

Prior to 10:00 a.m. (Luxembourg time) on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. Each amount payable hereunder shall be paid unconditionally by credit transfer in British Pounds Sterling and freely transferable, cleared funds on the date specified above, except as otherwise agreed between the Paying Agent and the Company, to such account with such bank as the Paying Agent shall, by four (4) Business Days’ prior notice to the Company, specify for such purpose and shall be sufficient to pay all principal, premium, if any, and interest then due.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the first sentence of this paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided with respect to such Note.

Section 3.5                                    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee or the Authentication Agent shall authenticate for the Holder a new Note and the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.6                                    Optional Redemption.

(a)                                 Prior to November 15, 2020, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the Make-Whole Price, plus accrued and unpaid interest to, but excluding, the applicable redemption date.  On and after November 15, 2020, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Notes Percentage
2020	101.93750%
2021	100.96875%
2022 and thereafter	100.00000%

Notwithstanding the foregoing, at any time prior to November 15, 2020, the Company may on any one or more occasions redeem the principal amount of the Notes at a redemption price of 103.875% of the principal amount thereof, plus, in each case, accrued and unpaid interest to, but excluding, the applicable redemption date, with cash in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1)                                 at least sixty percent (60%) of the aggregate principal amount of Notes (excluding any Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Parent or any of its Subsidiaries); and

(2)                                 the redemption occurs within six months of the date of the closing of any such Qualified Equity Offering.

(b)                                 The Company may redeem the Notes, in whole but not in part, at its discretion at any time upon not less than 10 nor more than 60 days’ prior notice to the Holders (which notice will be given in accordance with the procedures in Section 3.2, except that it may not be conditional) at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Company for redemption (the “Tax Redemption Date”) and all additional interest and Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Notes that are in physical, certificated form, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and additional interest and Additional Amounts, if any, in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or the Note Guarantees, the Company or any Guarantor, as applicable, has or would be required to pay Additional Amounts (in the case of a Guarantor, if the payment giving rise to such requirement cannot be made by the Company or another Guarantor without the obligation to pay Additional Amounts), and the Company or any Guarantor, as applicable, cannot avoid any such payment obligation by taking reasonable measures available (including the designation of a Paying Agent in another jurisdiction) as a result of:

(1)                                 any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Authority affecting taxation which is announced and becomes effective on or after the date hereof (or, if the relevant Tax Authority has changed since the date hereof, the date on which the then current Tax Authority became the applicable Tax Authority under this Indenture); or

(2)                                 any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which is announced and becomes effective on or after the date hereof (or, if the relevant Tax Authority has changed since the date hereof, the date on which the then current Tax Authority became the applicable Tax Authority under this Indenture).

The Company will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company, or if applicable, any Guarantor, would be obligated to make such payment or withholding if a payment in respect of the Notes or any Note Guarantee were then due. Prior to the publication or, where relevant, delivery of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee and the Common Depositary (a) an Officers’ Certificate to the effect that the Company is entitled to effect such redemption and cannot avoid such obligation to pay Additional Amounts by taking reasonable measures available to it or any Guarantor and (b) an opinion of independent counsel reasonably acceptable to the Trustee and the Common Depositary to the effect that the Company or any Guarantor, as applicable, will be obligated to pay Additional Amounts as a result of an event described above.

Section 3.7                                    Mandatory Redemption.

The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.8                                    Asset Sale Offers.

In the event that the Parent or any Restricted Subsidiary shall commence an Asset Sale Offer pursuant to Section 4.16, it shall follow the procedures specified below:

The Asset Sale Offer shall remain open for 20 Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent required to be extended by applicable law (as so extended, the “Offer Period”).  No later than one (1) Business Day after the termination of the Offer Period (the “Purchase Date”), the Parent or such Restricted Subsidiary shall purchase the principal amount (the “Offer Amount”) of Notes required to be purchased in such Asset Sale Offer pursuant to Sections 3.1 and 4.16 or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any interest accrued to such Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

On the Commencement Date of any Asset Sale Offer, the Parent or such Restricted Subsidiary shall deliver or cause to be delivered, by first class mail (or delivered electronically in accordance with the Applicable Procedures), a notice to each of the Holders, with a copy to the Trustee.  Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

(1)                                 that the Asset Sale Offer is being made pursuant to this Section 3.8 and Section 4.16 and the length of time the Asset Sale Offer shall remain open;

(2)                                 the Offer Amount, the purchase price and the Purchase Date;

(3)                                 that any Note not tendered or accepted for payment shall continue to accrue interest;

(4)                                 that, unless the Parent or such Restricted Subsidiary defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Parent, such Restricted Subsidiary or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

(6)                                 that Holders shall be entitled to withdraw their election if the Parent, such Restricted Subsidiary or the Paying Agent, as the case may be, receives, not later than the close of business on the Business Day preceding the termination of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have the Note purchased;

(7)                                 that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis and in accordance with the procedures of the Depositary (with such adjustments as may be deemed to be appropriate by the Parent or such Restricted Subsidiary so that only Notes in denominations of £100,000, or integral multiples of £1,000 in excess thereof, shall be purchased); and

(8)                                 that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On or before 10:00 a.m. (Luxembourg time) on the applicable Purchase Date, the Parent or such Restricted Subsidiary shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued interest thereon, to be held for payment in accordance with the terms of this Section 3.8.  On such Purchase Date, the Parent or such Restricted Subsidiary shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent applicable, an aggregate principal amount equal to the Offer Amount of Notes and other Pari Passu Indebtedness (in accordance with the terms of Section 4.16) tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and such other Pari Passu Indebtedness or portions thereof tendered, (ii) deliver or cause the Paying Agent to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Parent or such Restricted Subsidiary in accordance with the terms of this Section 3.8.  The Parent, such Restricted Subsidiary, the Depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price with respect to the Notes tendered by such Holder and accepted by the Parent or such Restricted Subsidiary for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered.  Any Note not accepted in the Asset Sale Offer shall be promptly mailed or delivered by the Parent or such Restricted Subsidiary to the Holder thereof.  The Parent or such Restricted Subsidiary shall publicly announce in a newspaper of general circulation the results of the Asset Sale Offer on the Purchase Date.

The Asset Sale Offer shall be made by the Parent or a Restricted Subsidiary in compliance with all applicable laws, including, without limitation, Regulation 14E of the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer, and all other applicable federal and state securities laws.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.8, the Parent or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 3.8 or 4.16 by virtue of such conflict.

Each purchase pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.5 to the extent applicable.

In the event the amount of Net Proceeds to be applied to an Asset Sale Offer would result in the purchase of a principal amount of Notes which is not evenly divisible by £1,000, the Trustee or the Paying Agent shall promptly refund to the Parent or such Restricted Subsidiary, upon receipt of written direction, the portion of such Net Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

To the extent that the aggregate amount of Notes and other Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Parent or any Restricted Subsidiary may use any remaining Asset Sale Offer Amount for general corporate purposes (including the repurchase of Indebtedness subordinated in right of payment to the Notes to the extent not otherwise prohibited under this Indenture).  Upon completion of such offer to purchase, the Asset Sale Offer Amount shall be reset at zero.

ARTICLE IV.
COVENANTS

Section 4.1                                    Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds, as of 10:00 a.m. (Luxembourg time) on the due date, money deposited by the Company in immediately available funds in British Pounds Sterling and designated for and sufficient to pay all principal, premium, if any, and interest then due. Each amount payable hereunder shall be paid unconditionally by credit transfer in British Pounds Sterling and freely transferable, cleared funds on the date specified above, except as otherwise agreed between the Paying Agent and the Company, to such account with such bank as the Paying Agent shall, by four (4) Business Days’ prior notice to the Company, specify for such purpose.

Section 4.2                                    Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Parent will furnish to the Holders (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Parent’s certified independent accountants; and

(2)                                 all financial information that would be required to be included in a Form 8-K filed with the SEC if the Parent were required to file such reports.

The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports, documents or information filed by the Parent and delivery of such reports, documents or information to the Trustee is for informational purposes only and receipt of such shall not constitute constructive notice thereof or any information contained therein.

In addition, whether or not required by the rules and regulations of the SEC, the Parent will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing.  The Parent will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Parent’s filings for any reason, the Parent will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Parent were required to file those reports with the SEC.  The Trustee shall have no liability or responsibility for the filing, content or timeliness of any such report.

Notwithstanding the foregoing, if at any time the Notes are Guaranteed by any direct or indirect parent company of the Parent, the Parent shall satisfy its obligations under this covenant with respect to financial information relating to the Parent by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Parent and its Subsidiaries, on the one hand, and the information relating to the Parent, the Subsidiary Guarantors and the other Subsidiaries of the Parent on a standalone basis, on the other hand.

Section 4.3                                    Maintenance of Listing.

Each of the Company and the Guarantors will use its commercially reasonable efforts to maintain the listing of the Notes on the Global Exchange Market of the Irish Stock Exchange PLC for so long as such Notes are outstanding; provided that if at any time the Company determines that it will not maintain such listing, it will use its commercially reasonable efforts to obtain prior to the delisting of the Notes from the Global Exchange Market of the Irish Stock Exchange PLC, and thereafter use its commercially reasonable efforts to maintain, a listing of such Notes on another “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom.

Section 4.4                                    Compliance Certificate.

The Parent shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Parent, an Officers’ Certificate complying with TIA Section 314(a)(4) stating that a review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Parent and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

The Parent will, so long as any Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Parent is taking or proposes to take with respect thereto.

Section 4.5                                    Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and each of the Company and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.6                                    Corporate Existence.

Subject to Article V and any covenants included in this Indenture or in a supplemental indenture relating to the release of Guarantors or the consolidation, merger or amalgamation of Restricted Subsidiaries, the Parent and each of the Restricted Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence in accordance with the respective organizational documents (as the same may be amended from time to time), and (ii) the rights (charter and statutory), licenses and franchises of the Parent and the Restricted Subsidiaries; provided, however, that the Parent and the Restricted Subsidiaries shall not be required to preserve any such right, license or franchise if an Officer of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent, the Restricted Subsidiaries and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.7                                    Taxes.

The Parent shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except (i) as contested in good faith and by appropriate proceedings or (ii) the nonpayment of which would not materially adversely affect the business, condition (financial or otherwise), operations, performance or properties of the Parent and its Subsidiaries, taken as a whole.

Section 4.8                                    Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where the Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of such Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

Section 4.9                                    Restricted Payments.  The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                 declare or pay any dividend or make any distribution on account of the Parent’s Equity Interests (other than dividends or distributions payable in Equity Interests of the Parent (other than Disqualified Stock));

(2)                                 purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Parent;

(3)                                 purchase, redeem or otherwise acquire or retire prior to scheduled maturity for value any Indebtedness that is contractually subordinated in right of payment to the Notes or the Note Guarantees; or

(4)                                 make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”);

unless, at the time of such Restricted Payment:

(i)                                     no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)                                  the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.10; and

(iii)                               such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Parent and the Restricted Subsidiaries after October 1, 1996 (excluding Restricted Payments permitted by clauses (2) through (11) of the next succeeding paragraph and any Restricted Payments in respect of the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of any Indebtedness prior to the date hereof that would have been contractually subordinated in right of payment to the Notes) would be less than (x) the cumulative EBITDA of the Parent, minus 1.75 times the cumulative Consolidated Interest Expense of the Parent, in each case for the period (taken as one accounting period) from June 30, 1996, to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (y) the aggregate net Equity Proceeds received by the Parent from the issuance or sale since October 1, 1996 of Equity Interests of the Parent or of debt securities of the Parent that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Restricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (z) $2.0 million.

The foregoing provisions will not prohibit:

(1)                                 the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)                                 the making of any Restricted Payment in exchange for, or with the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of other Equity Interests of the Parent (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net Equity Proceeds for purposes of clause (iii)(y) of the preceding paragraph and will not be considered to be net cash proceeds from a Qualified Equity Offering for purposes of Section 3.6;

(3)                                 the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is contractually subordinated in right of payment to the Notes or the Note Guarantees, as applicable, in exchange for, or with the net cash proceeds of, a substantially concurrent issue and sale (other than to the Parent or any Restricted Subsidiary) of Refinancing Indebtedness;

(4)                                 the repurchase of any Indebtedness contractually subordinated in right of payment to the Notes or the Note Guarantees, as applicable, at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant set forth in Section 4.17; provided that prior to or contemporaneously with such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(5)                                 in the event of an Asset Sale that requires the Parent or a Restricted Subsidiary to make an Asset Sale Offer with respect to the Notes pursuant to Section 4.16, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness contractually subordinated in right of payment to the Notes, in each case at a purchase price not greater than 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest thereon; provided that (A) prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Parent or a Restricted Subsidiary has made an Asset Sale Offer with respect to the Notes pursuant to the provisions of Section 4.16 and has repurchased all such Notes validly tendered and not withdrawn in connection with such Asset Sale Offer (subject to the terms of such covenant) and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Indebtedness may not exceed the Asset Sale Offer Amount remaining after the Parent or a Restricted Subsidiary has repurchased the Notes tendered to it pursuant to its Asset Sale Offer described under Section 4.16;

(6)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)                                 so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Parent or any preferred stock of any Restricted Subsidiary issued on or after the date hereof in accordance with the Leverage Ratio test described in Section 4.10;

(8)                                 payments of cash, dividends, distributions, advances or other Restricted Payments by the Parent or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)                                 additional payments to current or former employees, officers, directors or consultants (or their respective transferees, estates or beneficiaries) of the Parent for repurchases of stock, stock options or other equity interests; provided that the aggregate amount of all such payments under this clause (9) does not exceed $5.0 million in any year and $10.0 million in the aggregate;

(10)                          the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is contractually subordinated in right of payment to the Notes or the Note Guarantees, as applicable, if, at the time of such defeasance, redemption, repurchase, retirement or other acquisition or retirement and after giving effect thereto, the Senior Leverage Ratio would be less than 3.5 to 1.0; and

(11)                          so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount under this clause (11) since the date of the Indenture not to exceed the greater of (x) $275.0 million and (y) 25% of Adjusted EBITDA (determined as of the date of any Restricted Payment pursuant to this clause (11)).

Notwithstanding the foregoing, the Parent may declare or pay any dividend or make any distribution on or in respect of shares of the Parent’s Capital Stock to holders of such Capital Stock, so long as (A) (1) such dividend or distribution is intended to be part of a distribution of the Parent’s earnings and profits in connection with the Parent’s conversion to a REIT or (2) the Parent believes in good faith that it qualifies as a “real estate investment trust” under Section 856 of the Code (or any successor provision) and that the declaration or payment of such dividend or making of such distribution is necessary either (i) to maintain the Parent’s status as a REIT for any taxable year or (ii) to enable the Parent to avoid payment of any tax for any taxable year that could be avoided by reason of paying such dividend or making such distribution by the Parent to its stockholders, with such dividend to be paid or distribution to be made as and when determined by the Parent, whether during or after the end of the relevant taxable year; and (B) no Default or Event of Default shall have occurred and be continuing at the time any such dividend or distribution is declared.

If an Investment results in the making of a Restricted Payment, the aggregate amount of all Restricted Payments deemed to have been made as calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in the Parent’s EBITDA; provided, however, that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (a) the cash proceeds received by the Parent and the Restricted Subsidiaries in connection with such net reduction and (b) the initial amount of such Investment.  In addition, for the avoidance of doubt and to avoid double counting, if an Investment results in the making of a Restricted Payment, then the subsequent assignment, contribution, distribution or other transfer of such Investment by the Parent or any Restricted Subsidiary to any Excluded Restricted Subsidiary or Unrestricted Subsidiary shall not be considered a new Investment or Restricted Payment and shall not further reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section.

If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

For the purpose of making any Restricted Payment calculations under this Indenture:

(1)                                 Investments shall include the Fair Market Value of the net assets of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary, in each case with Fair Market Value determined by the Parent’s Board of Directors in good faith and, for the avoidance of doubt, such inclusions and exclusions will not be limited by the amount of any Investment or aggregate Investments;

(2)                                 any asset or property transferred to or from an Unrestricted Subsidiary shall be valued at Fair Market Value at the time of such transfer; provided that, in each case, the Fair Market Value of an asset or property is as determined by the Parent’s Board of Directors in good faith and, for the avoidance of doubt, the Fair Market Value (as so determined) of such asset or property shall be subtracted from (in the case of a transfer to an Unrestricted Subsidiary) or added to (in the case of a transfer from an Unrestricted Subsidiary) the calculation under clause (iii) of the first paragraph of this Section; and

(3)                                 subject to the foregoing, the amount of any Restricted Payment, if other than cash, shall be determined by the Parent, whose good faith determination shall be conclusive.

The Parent’s Board of Directors may designate a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.15.  Upon such designation, all outstanding Investments by the Parent and the Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments made at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.9.  Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.10                             Incurrence of Indebtedness and Issuance of Preferred Stock.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to (or, collectively, “incur”) any Indebtedness (including Acquired Debt) and the Parent shall not permit any Restricted Subsidiary to issue any shares of preferred stock; provided, however, that the Parent may incur Indebtedness and may permit a Restricted Subsidiary to incur Indebtedness or issue preferred stock if at the time of such incurrence or issuance and after giving effect thereto (including a pro forma application of the net proceeds therefrom), the Leverage Ratio would be less than 7.0 to 1.0.

The foregoing limitations shall not apply to:

(1)                                 the incurrence by the Parent or any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and the Restricted Subsidiaries thereunder) not to exceed $3,260.0 million;

(2)                                 the issuance of the Note Guarantees on the date hereof;

(3)                                 the incurrence by the Parent and the Restricted Subsidiaries of the Existing Indebtedness;

(4)                                 the issuance of the Notes on the date hereof;

(5)                                 the incurrence by the Parent and the Restricted Subsidiaries of Capital Lease Obligations, mortgage financings and/or additional Indebtedness constituting purchase money obligations, including all Refinancing Indebtedness incurred with respect thereto, up to an aggregate at any one time outstanding of the greater of (i) $250.0 million and (ii) 5.0% of Consolidated Total Assets as of any date of incurrence;

(6)                                 the incurrence or issuance of Indebtedness or preferred stock between (i) the Parent and the Restricted Subsidiaries and (ii) the Restricted Subsidiaries;

(7)                                 the incurrence by the Parent and the Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(8)                                 the incurrence by the Parent and the Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety, bid, appeal or similar bonds, completion guarantees, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(9)                                 the incurrence by the Parent and the Restricted Subsidiaries of Indebtedness consisting of “earn-out” obligations, Guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

(10)                          the incurrence by the Parent or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

(11)                          the Guarantee by the Parent or any Subsidiary Guarantor of Indebtedness of the Parent or a Restricted Subsidiary and the Guarantee by any non-Guarantor Subsidiary of Indebtedness of another non-Guarantor Subsidiary, in each case, to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.10; provided that if the Indebtedness being Guaranteed is contractually subordinated to the Notes or the Note Guarantees, as applicable, then the Guarantee must be subordinated to the same extent as the Indebtedness Guaranteed;

(12)                          the incurrence by the Parent and the Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, Indebtedness (other than intercompany Indebtedness) referred to in clauses (2) through (5) above, this clause (12) or clause (13) below or that was otherwise permitted to be incurred pursuant to the test set forth in the first paragraph of this Section 4.10; and

(13)                          the incurrence by the Parent or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed $50.0 million.

Notwithstanding the foregoing, Restricted Subsidiaries that are non-Guarantor Subsidiaries (excluding the Company for this purpose) will not be permitted to incur Indebtedness or issue preferred stock pursuant to the first paragraph of this Section 4.10 or clause (13) above if, after giving effect to such incurrence or issuance, the aggregate principal amount of Indebtedness of such Restricted Subsidiaries that are non-Guarantor Subsidiaries (excluding intercompany Indebtedness between or among the Parent and the Restricted Subsidiaries) outstanding pursuant to such first paragraph or such clause, together with the aggregate liquidation preference of preferred stock issued by such Restricted Subsidiaries that are non-Guarantor Subsidiaries (excluding intercompany preferred stock issued between or among the Parent and the Restricted Subsidiaries) outstanding pursuant to such provisions, would exceed the greater of (x) $1.25 billion and (y) 1.25x Adjusted EBITDA as of any date of incurrence.

The Parent will not incur, and the Parent will not permit the Company or any Subsidiary Guarantor to incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Parent, the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Parent, the Company or a Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this Section 4.10, for the avoidance of doubt, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.10, the Parent will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.10.  Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture will at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above.  The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in the Consolidated Interest Expense of the Parent as accrued.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a currency other than U.S. Dollars will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease, or that is exchanged for, other Indebtedness denominated in a currency other than U.S. Dollars, and such extension, replacement, refunding, refinancing, renewal, defeasance or exchange would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal, defeasance or exchange, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed, defeased or exchanged.  Notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness that the Parent or any Restricted Subsidiary may incur pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i)                                     the Fair Market Value of such assets at the date of determination; and

(ii)                                  the amount of the Indebtedness of the other Person.

Section 4.11                             Liens.

Neither the Parent nor any Restricted Subsidiary may directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) upon any property or assets now owned or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income therefrom, unless (a) in the case of any Lien securing any Indebtedness that is contractually subordinate to the Notes or any Note Guarantee, as applicable, the Notes or any such Note Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Notes or the applicable Note Guarantee are equally and ratably secured with the obligation or liability secured by such Lien.

Section 4.12                             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 (i) pay dividends or make any other distributions to the Parent or any Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Parent or any Restricted Subsidiary;

(2)                                 make loans or advances to the Parent or any Restricted Subsidiary; or

(3)                                 transfer any of its properties or assets to the Parent or any Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 agreements governing Existing Indebtedness as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the agreements governing Existing Indebtedness as in effect on the date hereof;

(2)                                 the Credit Agreement as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date hereof;

(3)                                 this Indenture and the Notes;

(4)                                 applicable law, including, for the avoidance of doubt, any applicable rule, regulation or order;

(5)                                 any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)                                 customary non-assignment provisions in contracts, licenses or leases entered into in the ordinary course of business and consistent with past practices;

(7)                                 any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)                                 restrictions on the transfer of property subject to mortgages, purchase money obligations or Capital Lease Obligations otherwise permitted by clause (5) of Section 4.10;

(9)                                 permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced;

(10)                          Liens permitted to be incurred under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)                          provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Permitted Investment) entered into with the approval of the Parent’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)                          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)                          agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.10 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by senior management or the Board of Directors of the Parent); and

(14)                          any Lien or restriction on a Securitization Subsidiary that, in the good faith judgment of senior management or the Board of Directors of the Parent, is reasonably required in connection therewith; provided, however, that such restrictions only apply to Securitization Subsidiaries.

Section 4.13                             Transactions with Affiliates.

The Parent shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration made by the Parent or any Restricted Subsidiary in excess of $1.0 million, unless:

(a)                                 such Affiliate Transaction is on terms that are no less favorable to the Parent or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with a non-Affiliated Person; and

(b)                                 with respect to any Affiliate Transaction involving aggregate payments in excess of $200.0 million, the Parent delivers to the Trustee a resolution of the Parent’s Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Parent’s Board of Directors.

The following items shall not be deemed Affiliate Transactions and therefore, will not be subject to the provisions of the prior paragraph:

(1)                                 any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Parent or any Restricted Subsidiary in the ordinary course of business and payments thereto;

(2)                                 transactions between or among the Parent and one or more Restricted Subsidiaries;

(3)                                 transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Parent or any Restricted Subsidiary;

(5)                                 any issuance of Equity Interests of the Parent (other than Disqualified Stock) to Affiliates of the Parent;

(6)                                 Restricted Payments and Permitted Investments that do not violate the provisions of Section 4.9;

(7)                                 payments to an Affiliate in respect of the Notes or any other Indebtedness of the Parent or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(8)                                 loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(9)                                 any transaction effected as part of a Qualified Securitization Facility or any transaction involving the transfer of Receivables of the type specified in the definition of “Credit Facilities” and permitted under paragraph (1) of Section 4.10; and

(10)                          any transfers by the Parent or any Restricted Subsidiary to, and any lease entered into by the Parent or any Restricted Subsidiary with, a wholly owned Unrestricted Subsidiary in connection with a Sale and Leaseback Transaction permitted under this Indenture.

Section 4.14                             Additional Note Guarantees.

No Restricted Subsidiary (other than an Excluded Restricted Subsidiary and, following the release or termination of all Guarantees by a Foreign Subsidiary Holdco of any Indebtedness of the Parent or its other Subsidiaries other than the Notes, such Foreign Subsidiary Holdco) may, after the date hereof, Guarantee the payment of (a) any Indebtedness of the Parent or any Subsidiary Guarantor under any Credit Facility or (b) any Indebtedness of the Parent or any Subsidiary Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $10.0 million or more, unless such Restricted Subsidiary shall also have executed a Note Guarantee and delivered an Opinion of Counsel and Officers’ Certificate to the Trustee with respect thereto, in accordance with the terms of this Indenture.

No Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Parent), whether or not affiliated with such Subsidiary Guarantor unless:

(1)                                 subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under its Note Guarantee pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default exists.

The Note Guarantee of a Subsidiary Guarantor will automatically be released:

(1)                                 in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor by way of consolidation, merger or otherwise to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.16 and the Subsidiary Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(2)                                 if the Parent designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of Section 4.15;

(3)                                 upon legal defeasance or covenant defeasance of this Indenture as provided below under Article VIII; or

(4)                                 for any Foreign Subsidiary Holdco, concurrently with the release or termination of all Guarantees by such Foreign Subsidiary Holdco of any Indebtedness of the Parent or its other Subsidiaries other than the Notes.

Section 4.15                             Designation of Unrestricted Subsidiaries.

The Parent’s Board of Directors may designate any Subsidiary (including any Restricted Subsidiary or any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(1)                                 any Investment in such Subsidiary deemed to be made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 4.9;

(2)                                 neither the Parent nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Parent or administrative, tax sharing and other ordinary course contracts, agreements, arrangements and understandings or obligations entered into in the ordinary course of business; and

(3)                                 neither the Parent nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other Equity Interests in such Subsidiary, or to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results other than as permitted under Section 4.9.

For the avoidance of doubt, the provisions of this Section 4.15 shall not limit or restrict the ability of any Restricted Subsidiary to sell, transfer or otherwise dispose of any properties or assets to any other Subsidiary, including any Unrestricted Subsidiary, to the extent such sale, transfer or other disposition is permitted under Section 4.13 or Section 4.16.

The Parent’s Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if:

(1)                                 such Indebtedness is permitted under Section 4.10; and

(2)                                 no Default or Event of Default would occur as a result of such designation.

Section 4.16                             Asset Sales.

The Parent shall not, and shall not permit any Restricted Subsidiary to:

(1)                                 sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction, but excluding a Qualifying Sale and Leaseback Transaction) other than (a) the sale, lease or other transfer of real estate, products, inventory, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Parent, no longer economically practicable to maintain or useful in the conduct of the business of the Parent and the Restricted Subsidiaries taken as whole), (b) licenses and sublicenses by the Parent or any Restricted Subsidiary of software or intellectual property in the ordinary course of business, (c) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business, (d) the granting of Liens not prohibited by Section 4.11 or (e) the sale or other disposition of cash or Cash Equivalents (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent will be governed by Sections 4.17 and/or 5.1 and not by the provisions of this Section 4.16); or

(2)                                 issue or sell Equity Interests of any Restricted Subsidiary,

that, in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions:

(i)                                     has a Fair Market Value in excess of $10.0 million; or

(ii)                                  results in Net Proceeds in excess of $10.0 million, each of the foregoing, an “Asset Sale,”

unless (x) the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of (i) cash, (ii) Cash Equivalents, (iii) like-kind assets, (iv) other assets used in or useful in the Parent’s business or (v) Designated Non-Cash Consideration having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B)(y)(v) that is at the time outstanding, not to exceed the greater of (i) $50.0 million and (ii) 1.0% of Consolidated Total Assets as of the date of such Asset Sale (in each case as determined in good faith by the Parent and certified pursuant to an Officers’ Certificate delivered to the Trustee);

provided, however, that the amount of any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Parent or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets, and any notes or other obligations received by the Parent or such Restricted Subsidiary from such transferee that are immediately converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received) or Cash Equivalents, shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in the foregoing clause (B)(y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.  For the avoidance of doubt, a disposition that constitutes a Restricted Payment or Permitted Investment will be governed by the provisions of Section 4.9 and not by this Section 4.16.

A transfer of assets or issuance of Equity Interests by the Parent to a Restricted Subsidiary or by a Restricted Subsidiary to the Parent or to another Restricted Subsidiary will not be deemed to be an Asset Sale.

Within 365 days of any Asset Sale, the Parent or any Restricted Subsidiary may, at its option, apply an amount equal to the Net Proceeds from such Asset Sale either:

(1)                                 to repay Indebtedness and other obligations that are secured by a Lien;

(2)                                 to an investment in another business or capital expenditure or to other long-term assets, in each case, in the same line of business as the Parent or any Restricted Subsidiary was engaged on the date hereof or in businesses similar or reasonably related thereto;

(3)           to repay other Indebtedness of the Company, the Parent or a Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or any Note Guarantee, as applicable (“Pari Passu Indebtedness”); provided that the Parent shall also equally and ratably offer to reduce Indebtedness under the Notes by making an offer (in accordance with the procedures set forth in Section 3.8) to Holders at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.8; and/or

(4)           a combination of the repayments and investments permitted by the foregoing clauses (1) through (3).

Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent (or the Restricted Subsidiary, as the case may be) enters into a binding written agreement irrevocably committing the Parent or such Restricted Subsidiary to an application of funds of the kind described in clause (2) above, the Parent or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds.

Pending the final application of any such Net Proceeds, the Parent or any Restricted Subsidiary may temporarily reduce revolving credit Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.  On the 365th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Parent or such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clauses (1) through (4) of the second preceding paragraph (an “Asset Sale Offer Trigger Date”), such aggregate amount of Net Proceeds (rounded down to the nearest $1,000) that has not been applied on or before such Asset Sale Offer Trigger Date as permitted in clauses (1) through (4) of the second preceding paragraph or the last provision of this paragraph (an “Asset Sale Offer Amount”) shall be applied by the Parent or such Restricted Subsidiary to make an offer to purchase (an “Asset Sale Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of Pari Passu Indebtedness, on a date (such date, an “Asset Sale Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Asset Sale Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, the maximum amount of Notes and Pari Passu Indebtedness equal to the Asset Sale Offer Amount at a price equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.  The Parent and the Restricted Subsidiaries shall comply with the requirements of Regulation 14E as described under Section 3.8; provided, however, the Parent and the Restricted Subsidiaries may defer an Asset Sale Offer until there is an aggregate unutilized Asset Sale Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Asset Sale Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this Section 4.16 and Section 3.8).

Section 4.17          Change of Control Offer.

(a)           Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to £100,000 or an integral multiple of £1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase (the “Change of Control Payment”).

Within 30 calendar days following any Change of Control, the Company shall deliver a notice to each Holder stating:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered shall be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 calendar days and no later than 60 calendar days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)           that any Note not tendered shall continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in such notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to £100,000 or an integral multiple of £1,000 in excess thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable to the repurchase of the Notes in connection with a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

(b)           On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)           accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver or cause to be delivered to the Trustee or the Paying Agent the Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof tendered to the Company.

The Paying Agent shall promptly deliver to each Holder so accepted the Change of Control Payment for such Notes, and the Trustee or the Authentication Agent shall promptly authenticate, subject to the provisions hereof, and deliver to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of £100,000 or an integral multiple of £1,000 in excess thereof.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.17 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.18          Changes in Covenants When Notes Are Rated Investment Grade.

If on any date following the date hereof:

(1)           at least two of the following events occurs:

(i)            the Notes are rated Baa3 or better by Moody’s,

(ii)           the Notes are rated BBB- or better by S&P, or

(iii)          the Notes are rated BBB- or better by Fitch Ratings, Inc.,

(or, if any such entity ceases to rate the Notes for reasons outside of the control of the Parent, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by the Parent as a replacement agency); and

(2)           no Default or Event of Default shall have occurred and be continuing,

then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, Sections 3.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15 and 4.16 and clause (d) of Section 5.1 shall no longer be applicable as to the Notes and the Note Guarantees.

Section 4.19          Additional Amounts.

All payments made by or on behalf of the Company under or with respect to the Notes or any of the Guarantors on its Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes imposed or levied by or on behalf of any jurisdiction in which the Company or any such Guarantor (including any successor entity), is then incorporated or resident or doing business for tax purposes, any jurisdiction from or through which payment is made by or on behalf of the Company or any such Guarantor (including the jurisdiction of any Paying Agent), or, in each case, any political subdivision thereof or therein (each of the foregoing, a “Tax Authority”), unless the withholding or deduction of such Taxes is then required by law or by the official written interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority will at any time be required to be made from any payment made under or with respect to the Notes or any Note Guarantee, as the case may be, the Company or the relevant Guarantor, as applicable, will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received and retained in respect of such payments by each Holder or beneficial owner (including Additional Amounts) after such withholding, deduction or imposition will equal the respective amounts which would have been received and retained in respect of such payments in the absence of such withholding, deduction or imposition; provided, however, that no Additional Amounts will be payable with respect to a payment made to a recipient or beneficial owner of such payment:

(1)         which is liable for such Taxes by reason of the recipient or beneficial owner being, or having been, a citizen or resident or national of, incorporated in, carrying on a business in or otherwise having some connection with the jurisdiction in which such Taxes are imposed other than by the mere acquisition, holding or disposition of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2)         which is subject to such Taxes as a result of the failure of the recipient or beneficial owner to complete, execute and deliver to the Company or a Guarantor, as the case may be, any applicable certification, identification, information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such Taxes and, except with respect to U.S. federal income taxes, which is reasonably requested in writing to be delivered to the Company or such

Guarantor and which written request is made to that recipient or beneficial owner at least 60 days before such deduction or withholding would be payable;

(3)         where any Note is presented for payment (where Notes are in physical, certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the recipient or beneficial owner (except to the extent that the recipient or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(4)         on account of any estate, inheritance, gift, sale, transfer, personal property or similar Tax or assessment;

(5)         where any Taxes are payable otherwise than by way of deduction or withholding;

(6)         who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the recipient of such payment;

(7)         that is a “10-percent shareholder” of the Parent as defined in Section 871(h)(3) of the Code, or any successor provision;

(8)         that is a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(9)         to the extent such Taxes are imposed under Sections 1471 through 1474 of the Code (and regulations issued thereunder) or under substantially similar provisions; or

(10)       which is subject to any Taxes by reason of any combination of items (1) through (9) above.

In addition to the foregoing, the Company and the Guarantors will also pay any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes which are levied by any Tax Authority on the execution, delivery, registration or enforcement of any of the Notes, this Indenture, any Note Guarantee or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes or the Note Guarantees. The Company and the Guarantors will not, however, be obligated to pay any present or future stamp, issue, registration, transfer, court or documentary tax, or any other excise or property tax, charge or similar levy or Tax which is levied by any Tax Authority in connection with any transfer of any Note by any Holder.

If the Company or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Company or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date which is at least thirty (30) days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the forty-fifth (45th) day prior to that payment date, in which case the Company or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Company or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

The Company or the relevant Guarantor will make all required withholdings and deductions and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. The Company or the relevant Guarantor will use commercially reasonable efforts to facilitate administrative actions necessary to assist beneficial owners to obtain any refund of or credit against Taxes for which Additional Amounts are not paid as a result of the conditions in the proviso to the first paragraph hereof.

In the event that either the Company or the relevant Guarantor has become, or would be, obliged to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of certain changes affecting the laws relating to withholding or deduction of Taxes, the Company may redeem all, but not less than all, of the Notes in accordance with Section 3.6(b).

Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest, additional interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of this Indenture, or any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or any Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which payment on the Notes (or any Note Guarantee) is made by or on behalf of such Person and any political subdivision thereof or therein.

ARTICLE V.
SUCCESSORS

Section 5.1            Merger, Consolidation or Sale of Assets.

Neither the Company nor the Parent may consolidate or merge with or into (whether or not the Company or the Parent, as applicable, is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1)           either: (i) the Company or the Parent, as applicable, is the surviving entity or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is (A) in the case of the Parent, an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or (B) in the case of the Company, an entity organized or existing under the laws of England and Wales or a province or territory thereof or of the laws of the U.S., any state thereof or the District of Columbia;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent, as applicable), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes all the obligations of the Company or the Parent, as the case may be, under the Notes and this Indenture (pursuant to a supplemental indenture in a form satisfactory to the Trustee);

(3)           immediately after such transaction no Default or Event of Default exists; and

(4)           either (i) the Company, the Parent or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.10 or (ii) at the time of such sale, assignment, transfer, lease, conveyance or other disposition shall have been made and after giving pro forma effect thereto, the Leverage Ratio would have been no higher than the Leverage Ratio immediately prior to such transaction.

This Section 5.1 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Parent and the Restricted Subsidiaries.  Clauses (3) and (4) of the first paragraph of this Section 5.1 will not apply to any consolidation or merger of the Parent or the Company (i) with or into a Restricted Subsidiary for any purpose or (ii) with or into an Affiliate solely for the purpose of reincorporating such Person in another jurisdiction in the United States.

Section 5.2            Successor Entity Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent or the Company, as the case may be, in accordance with Section 5.1, the successor entity formed by such consolidation or into or with which the Parent or the Company, as the case may be, is merged or to which such sale, lease, conveyance or other disposition is made (the “Successor Person”) shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Parent” or the “Company”, as the case may be, shall refer instead to the Successor Person and not to the Parent or the Company, as the case may be) and may exercise every right and power of the Parent or the Company, as the case may be, under this Indenture with the same effect as if such Successor

Person has been named as the Parent or the Company, as the case may be, herein; provided, however, that the predecessor Parent or Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Notes, except in the case of a sale of all the Parent’s or Company’s assets that meets the requirements of Section 5.1.

ARTICLE VI.
DEFAULTS AND REMEDIES

Section 6.1            Events of Default.

Each of the following constitutes an “Event of Default” hereunder:

(a)           default for 30 days in payment when due of interest on the Notes;

(b)           default in payment when due of the principal of or premium, if any, on the Notes;

(c)           failure by the Company to comply with Section 4.17;

(d)           failure by the Parent or any Restricted Subsidiary for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture, the Notes or the Note Guarantees;

(e)           the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Parent or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Parent or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $200.0 million or more at any time;

(f)            a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such unpaid, undischarged or unstayed judgments exceeds $200.0 million;

(g)           the Parent or any Restricted Subsidiary that is a Significant Subsidiary:

(i)            commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)          makes a general assignment for the benefit of its creditors, or

(v)           admits in writing that it generally is unable to pay its debts as the same become due;

in each case, pursuant to or within the meaning of any Bankruptcy Law; or

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Parent or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case,

(ii)           appoints a Custodian of the Parent or any Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of its property, or

(iii)          orders the liquidation of the Parent or any Restricted Subsidiary that is a Significant Subsidiary, and such order or decree remains unstayed and in effect for 60 days; or

(i)            except as permitted by this Indenture or the Note Guarantees, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Parent or any Restricted Subsidiary or any Person acting on behalf of the Parent or any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Note Guarantee.

The term “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, or any similar U.S. federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2            Acceleration of Maturity.

In the case of an Event of Default under Section 6.1(g) or (h) with respect to the Parent, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Section 6.3            Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)           default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)           default is made in the payment of principal of any Note at the maturity thereof.

THEN, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4            Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, but excluding any solvent reorganization or arrangement of capital pursuant to applicable corporations legislation, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding,

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and

(c)           any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5            Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of Holders in respect of which such judgment has been recovered.

Section 6.6            Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee (acting in any capacity hereunder);

Second:  To the payment of the amounts then due and unpaid for principal of, Additional Amounts, if any, and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

Third:  To the Company.

Section 6.7            Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee does not comply with such request within 60 days after its receipt of such request and offer of security or indemnity; and

(e)           during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such written request;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8            Unconditional Right of Holders to Receive Principal and Interest.

Subject to Article XII, notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, Additional Amounts, if any, and interest, if any, on such Note on the Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9            Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12          Control by Holders.

The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)           such direction shall not be in conflict with any rule of law or with this Indenture,

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)           subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would reasonably be expected to expose the Trustee to personal liability.

Section 6.13          Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 6.14          Undertaking for Costs.

All parties to this Indenture agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption, on the redemption date).

ARTICLE VII.
TRUSTEE

Section 7.1            Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            The Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers’ Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes;

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section;

(e)           The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any cost, liability or expense;

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

(g)           No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it;

(h)           No bond or surety shall be required with respect to performance of the Trustee’s duties and powers; and

(i)            The Paying Agent, the Registrar and the Authentication Agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (b), (c), (e), (f), (g) and (h) of this Section with respect to the Trustee.

Section 7.2            Rights of Trustee.

(a)           The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.  No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.  The Trustee shall also have no liability or responsibility for the action or inaction of the Common Depositary.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)           The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default under Sections 6.1(a) or 6.1(b)) unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default in accordance with Section 11.2.

(i)            The Trustee may request that the Parent deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any

Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, the Paying Agent, the Registrar and the Transfer Agent in each of their capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)           In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)            For certain payments made pursuant to this Indenture, the Paying Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Paying Agent may have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, 24 and 61 of the Code.  The Paying Agent shall have the sole right to make the determination as to which payments with respect to which it is the withholding agent are “reportable payments” or “withholdable payments” under the Code.  All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Paying Agent prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect.  The Paying Agent shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Paying Agent to satisfy its reporting and withholding obligations under the Code.  To the extent any such forms to be delivered under this Section 7.2(l) are not provided prior to or by the time the related payment is required to be made or are determined by the Paying Agent to be incomplete and/or inaccurate in any respect, the Paying Agent shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, 24 or 61 of the Code, and shall have no obligation to gross up any such payment.

Section 7.3            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights.  The Trustee is also subject to Sections 7.10 and 7.11.  Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.4            Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 7.5            Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is actually known to a Responsible Officer of the Trustee as described in Section 7.2(h), the Trustee shall mail to each Holder notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default.  The Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest on, the Notes.

Section 7.6            Reports by Trustee to Holders.

Within 60 days after May 15 in each year starting with May 15, 2018, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Registrar a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed.  The Parent shall promptly notify the Trustee when Notes are listed on any stock exchange or any delisting thereof.

Section 7.7            Compensation and Indemnity.

The Company shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation for its services as the Company and the Trustee shall agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall fully indemnify the Trustee (acting in any capacity hereunder) or any predecessor Trustee and their agents (including the cost of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person)) against any and all losses, damages, claims, liability, fees, costs or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of their duties under this Indenture as Trustee or Agent, including, without limitation, reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification.  The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received notice for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee and any Agent.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director or employee of the Trustee caused by its own negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) (or any comparable provisions set forth in a supplemental indenture) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.8            Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company in writing.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal.

The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder, who has been a Holder for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Promptly after that, the retiring Trustee shall, upon payment of its charges hereunder, transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail a notice of its succession to each Holder.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Any resigning or removed Trustee shall have no responsibility or liability for any action or inaction of any successor Trustee.

Section 7.9            Successor Trustee by Merger, Etc.If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b).

Section 7.11          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 7.12          Agents.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed (including for any applicable value added tax) and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent.  For avoidance of doubt, the provisions of this Article VII (other than Section 7.1(a)) shall be applicable to all Agents whether or not such Agent is an affiliate of the Trustee.

ARTICLE VIII.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1            Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 be applied to all of its obligations discharged with respect to outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2            Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, each of the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes and related Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture as it relates to such Notes (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s and Guarantors’ obligations with respect to the Notes under Article II, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article VIII.  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3            Covenant Defeasance.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, each of the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from its obligations under Article IV (other than Sections 4.1, 4.5, 4.7, 4.18 and 4.19) and Article V with respect to the outstanding Notes and related Note Guarantees on and after the date the conditions set forth below are satisfied

(hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture, such Notes and the related Note Guarantees, if any, shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(c) through 6.1(f) and 6.1(i) shall not constitute Events of Default.

Section 8.4            Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of Holders, cash in British Pounds Sterling, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes;

(b)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           in the case of Legal Defeasance or Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United Kingdom reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.K. income tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to U.K. income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred;

(e)           no Default or Event of Default shall have occurred and be continuing (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings) on the date of the deposit described in clause (a) above;

(f)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring Holders over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5            Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes subject to a Legal Defeasance or a Covenant Defeasance shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government

Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes subject to a Legal Defeasance or a Covenant Defeasance.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6            Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Notes subject to a Legal Defeasance or a Covenant Defeasance and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, have become due and payable, subject to applicable abandoned property law, shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holders of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.7            Reinstatement.

If the Trustee or Paying Agent is unable to apply any British Pounds Sterling or non-callable Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Notes and the related Note Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest, if any, on any such Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.
AMENDMENTS AND WAIVERS

Section 9.1            Without Consent of Holders.

Notwithstanding Section 9.2, without the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture or the Notes:

(a)           to cure any ambiguity, defect or inconsistency,

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code),

(c)           to provide for the assumption of the Parent’s or the Company’s obligations to Holders in the case of a merger, consolidation or amalgamation,

(d)           to make any change that would provide any additional rights or benefits to Holders (including providing for additional Guarantees) or that does not adversely affect the legal rights of any such Holder under this Indenture, or

(e)           to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the notes” section of the Company’s Offering Memorandum dated October 31, 2017, relating to the initial offering of the Notes, to the extent that such provision in that “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate delivered to the Trustee to that effect.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described in Article IV or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 9.2            With Consent of Holders.

Except as provided in Section 9.1 and Section 9.3, this Indenture and the Notes may be amended or supplemented with the consent of Holders of at least a majority in principal amount of Notes then outstanding affected by the supplemental indenture implementing such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for Notes), and, subject to Sections 6.8 and 6.12, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of Holders of a majority in principal amount of Notes then outstanding affected by such supplemental indenture implementing such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for Notes).

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the supplemental indenture or waiver.  Any failure by the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

Section 9.3            Limitations.

Without the consent of each affected Holder, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of any Note in a manner adverse to the Holder of such Note;

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (except a rescission of acceleration of the Notes by Holders of at least a majority in aggregate principal amount of Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

(e)           make any Note payable in a currency other than that stated in such Note;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the legal rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(g)           waive a redemption payment with respect to any Note (other than a payment required by Section 4.16 or 4.17 hereof);

(h)           except pursuant to this Indenture, release any Guarantor from its obligations under its Note Guarantee, or change any Note Guarantee in any manner that would materially adversely affect Holders; or

(i)            make any change in the foregoing amendment and waiver provisions.

(j)            It shall not be necessary for the consent of the Holders under this Section 9.3 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.4            Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5            Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder of a Note affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3.  In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.6            Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated.  The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.

Section 9.7            Trustee to Sign Amendments; Trustee Protected.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 7.1) shall be fully protected in conclusively relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, complying with the requirements of Sections 10.4 and 10.5, and covering such other matters as the Trustee may reasonably require, including that such supplemental indenture is the legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit a copy of such supplemental indenture or a notice provided by the Company to the Trustee setting forth in general terms the substance of such supplemental indenture, to the Holders affected thereby.  In the case of certificated Notes, such notice shall be sent by mail, first class postage prepaid, to the Holders affected thereby as their names and addresses appear upon the Note Register.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X.
SATISFACTION AND DISCHARGE

Section 10.1          Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)           either:

(i)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in British Pounds Sterling, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption;

(b)           in respect of clause (a)(ii), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(d)           the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(e)           the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of this Indenture have been satisfied.

ARTICLE XI.
MISCELLANEOUS

Section 11.1          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 11.2          Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Telecopier No.:  (617) 350-7881
Attention:  Chief Financial Officer

With a copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA  02109
Telecopier No.:  (617) 338-2880
Attention:  William J. Curry, Esq.

If to the Trustee:

Wells Fargo Bank, National Association
150 East 42nd Street, 40th Floor
New York, New York  10017
Attention:  Corporate Trust Services Administrator —
Iron Mountain (UK) PLC

If to the Paying Agent, the Registrar or the Transfer Agent:

Société Générale Bank & Trust

11 avenue Emile Reuter

L-2420 Luxembourg

Office: +352 47 93 11 52 63

Fax: +352 24 15 75

Attention: SGSS/SBO/CIS/ISS — Issuer Services — Attention of Isabelle Perreaux

The Company, any Guarantor, the Trustee, the Paying Agent, the Registrar or the Transfer Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) must reference the Notes and this Indenture and shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3          Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.6          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7          Legal Holidays.

A “Legal Holiday” is any day that is not a Business Day.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8          No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, manager, officer, employee, incorporator, stockholder or member of the Company, the Parent or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company, the Parent or any Restricted Subsidiary under the Notes, the Note

Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note and a Note Guarantee waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 11.9          Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10       GOVERNING LAWS.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 11.11       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Parent or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12       Successors.

All agreements of the Company and the Guarantors in this Indenture and the Notes and the Note Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.13       Severability.

In case any provision in this Indenture, the Notes or the Note Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14       Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15       Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment

Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures such foreign exchange agent appointed by the Company could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures such foreign exchange agent appointed by the Company could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 11.16       Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR AND THE TRANSFER AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.17       Submission to Jurisdiction; Venue.

THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE

TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 11.18       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XII.
NOTE GUARANTEES

Section 12.1          Note Guarantee.

Each Guarantor that is a signatory hereto and each Subsidiary of the Parent that is required to become party to this Indenture as a Guarantor upon execution of a supplemental indenture, hereby jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:  (i) the principal of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2.  Each Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against such Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefited Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefited Party’s election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111 (b)(2); or (h) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364.  Each Guarantor hereby covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Note Guarantees, to the extent theretofore discharged, shall be reinstated and be in full force and effect.  Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.

Section 12.2          Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, the Trustee and each Holder hereby confirm that it is its intention that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent

Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Guarantor under its Note Guarantee under this Article XII shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or other) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XII, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance under said laws.  The Trustee and each Holder by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

ARTICLE XIII.
USA PATRIOT ACT, SANCTIONS AND INTERNATIONAL EMBARGOES

Section 13.1          USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 13.2          Compliance with Sanctions and International Embargoes.

Each of the Company and the Guarantors hereby certify that the proceeds from the issuance of Notes are not intended to establish any financial link to entities targeted by the sanctions and/or embargoes (collectively, “Sanctions”) established by the European Union or the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. It is understood that funds received in relation to the issuance of Notes, shall and will not be used by the Company or any Guarantor in any manner whatsoever to circumvent Sanctions established by the European Union or OFAC.

For avoidance of doubt, in the event the Company or any Guarantor is or becomes targeted by the Sanctions established by the European Union or OFAC, the Agents and/or the Trustee have the right to resign their respective roles under this Indenture pursuant to Section 7.8 hereof.

[Remainder of Page Left Blank Intentionally; Signature Pages Follow Immediately.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date and year first written above.

IRON MOUNTAIN (UK) PLC

By:	/s/ Simon Golesworthy
Simon Golesworthy
Director

IRON MOUNTAIN INCORPORATED

By:	/s/ Christopher LaRochelle
Christopher LaRochelle
Vice President and Treasurer

IRON MOUNTAIN FULFILLMENT SERVICES, INC.
IRON MOUNTAIN GLOBAL HOLDINGS, INC.
IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
IRON MOUNTAIN SECURE SHREDDING, INC.
IRON MOUNTAIN US HOLDINGS, INC.
NETTLEBED ACQUISITION CORP.
IRON MOUNTAIN INFORMATION MANAGEMENT, LLC
IRON MOUNTAIN GLOBAL LLC
IRON MOUNTAIN DATA CENTERS, LLC

By:	/s/ Christopher LaRochelle
Christopher LaRochelle
Vice President and Treasurer

[Signature Page to Senior Indenture (Iron Mountain (UK) PLC)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Vice President

[Signature Page to Senior Indenture (Iron Mountain (UK) PLC)]

SOCIÉTÉ GÉNÉRALE BANK & TRUST, as Paying Agent, Registrar and Transfer Agent

By:	/s/ Emilie Rondot
	Name:	Emilie Rondot
	Title:	Head of Custody and Issuer Services
Société Générale Bank & Trust S.A.
28-32 Place de la Gare
L-1616 Luxembourg

[Signature Page to Senior Indenture (Iron Mountain (UK) PLC)]

EXHIBIT A

[FACE OF GLOBAL NOTE]

3.875% GBP Senior Notes due 2025

ISIN No.:	No. [ ]
144A: XS1713498779	£[ • ]
Reg S: XS1713495759

IRON MOUNTAIN (UK) PLC

promises to pay to Société Générale Bank & Trust Luxembourg, Common Depositary Account, 11 avenue Emile Reuter, Luxembourg, acting as Common Depositary on behalf of Euroclear and Clearstream, Luxembourg, or registered assigns, the principal sum of [ • ] BRITISH POUNDS STERLING on November 15, 2025.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Dated:  [ • ]

A-1

IRON MOUNTAIN (UK) PLC

By:
Name:
Title:

This is one of the Notes
referred to in the within-
mentioned Indenture:

SOCIÉTÉ GÉNÉRALE BANK & TRUST, not in its individual capacity but in its capacity as Authentication Agent appointed by the Trustee, Wells Fargo Bank, National Association

By:
Authorized Signatory

3.875% GBP Senior Notes due 2025

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6.1 OF THE INDENTURE; AND (ii) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.6.13 OF THE INDENTURE TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

[Insert 144A Legend and Reg S Legend if applicable pursuant to the Indenture]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT A PLAN (WHICH TERM IS DEFINED AS (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ERISA, (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE, OR SIMILAR LAWS, AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS,” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS), AND IT IS NOT PURCHASING THIS SECURITY (OR ANY INTEREST THEREIN) ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN OR (B) THE HOLDER’S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  Iron Mountain (UK) PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), promises to pay interest on the principal amount of this Note at 3.875% per annum from [ • ] until November 15, 2025.  The Company shall pay interest, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2018.  The Company shall pay interest (including post-

petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             METHOD OF PAYMENT.  The Company will pay principal, premium, if any, Additional Amounts, if any, and interest on the Notes in British Pounds Sterling.  The Company, however, may pay principal, premium, if any, Additional Amounts, if any, and interest by check payable in such money.  It may mail an interest check to a Holder’s registered address.

3.             PAYING AGENT AND REGISTRAR.  Initially, the Paying Agent and Registrar under the Indenture will be as set forth in Section 2.3 of the Indenture.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             INDENTURE.  The Company issued the Notes under a Senior Indenture dated as of November 13, 2017 (the “Indenture”), among the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar and the Transfer Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as if the Indenture was required to be qualified under such act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             OPTIONAL REDEMPTION.

Prior to November 15, 2020, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the Make-Whole Price, plus accrued and unpaid interest to, but excluding, the applicable redemption date.  On and after November 15, 2020, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Notes Percentage
2020	101.93750%
2021	100.96875%
2022 and thereafter	100.00000%

Notwithstanding the foregoing, at any time prior to November 15, 2020 the Company may on any one or more occasions redeem the principal amount of the Notes at a redemption price of 103.875% of the principal amount thereof, plus, in each case, accrued and unpaid interest to, but excluding, the applicable redemption date, with cash in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided that:  (i) at least sixty percent (60%) of the aggregate principal amount of the Notes (excluding any Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Parent or any of its Subsidiaries); and (ii) the redemption must occur within six months of the date of the closing of any such Qualified Equity Offering.

6.             ADDITIONAL AMOUNTS

The Company and the Guarantors will pay to Holders any Additional Amounts as may become payable under Section 4.19 of the Indenture.

7.             REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

The Company may redeem the Notes, in whole but not in part, at its discretion at any time upon not less than 10 nor more than 60 days’ prior notice to the Holders (which notice will be given in accordance with the procedures in Section 3.2 of the Indenture, except that it may not be conditional) at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (the “Tax Redemption Date”) and all additional interest and Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Definitive Notes, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and additional interest and Additional Amounts, if any, in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or the Note Guarantees, the Company or any Guarantor, as applicable, has or would be required to pay Additional Amounts (in the case of a Guarantor, if the payment giving rise to such requirement cannot be made by the Company or another Guarantor without the obligation to pay Additional Amounts), and the Company or any Guarantor, as applicable, cannot avoid any such payment obligation by taking reasonable measures available (including the designation of a Paying Agent in another jurisdiction) as a result of:

(1)           any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Authority affecting taxation which is announced and becomes effective on or after the date of the Indenture (or, if the relevant Tax Authority has changed since the date of the Indenture, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture); or

(2)           any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which is announced and becomes effective on or after the date of the Indenture (or, if the relevant Tax Authority has changed since the date of the Indenture, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture).

The Company will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company, or if applicable, any Guarantor, would be obligated to make such payment or withholding if a payment in respect of the Notes or any Note Guarantee were then due. Prior to the publication or, where relevant, delivery of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee and the Common Depositary (a) an Officers’ Certificate to the effect that the Company is entitled to effect such redemption and cannot avoid such obligation to pay Additional Amounts by taking reasonable measures available to it or any Guarantor and (b) an opinion of independent counsel reasonably acceptable to the Trustee and the Common Depositary to the effect that the Company or any Guarantor, as applicable, will be obligated to pay Additional Amounts as a result of an event described above.

8.             NOTICE OF REDEMPTION.

Notice of redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder’s address of record.  The Notes in denominations larger than £100,000 may be redeemed in part but only in integral multiples of £1,000 in excess thereof, unless all the Notes held by a Holder are to be redeemed.  In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee (or the Registrar, as applicable) in accordance with the Indenture.  On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

If this Note is redeemed subsequent to a record date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

9.             MANDATORY REDEMPTION.  Except as set forth in paragraph 10 below, the Company shall not be required to repurchase or to make mandatory redemption payments with respect to the Notes.  There are no sinking fund payments with respect to the Notes.

10.          REPURCHASE AT OPTION OF HOLDER.  This Note is subject to purchase at the option of the Holder upon the circumstances set forth in Sections 4.16 and 4.17 of the Indenture.

11.          DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

12.          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

13.          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the Notes and any existing default or compliance with any provision of the Indenture with respect to the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including, in each case, Additional Notes, if any).  Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s obligations to Holders of the Notes in the case of a merger or consolidation or make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

14.          DEFAULTS AND REMEDIES.  An Event of Default with respect to the Notes occurs upon the occurrence of any of the following events:  the default for 30 days in payment when due of interest on the Notes; the default in payment when due of the principal of or premium, if any, on the Notes; the failure by the Company to comply with Section 4.17 of the Indenture; the failure by the Parent or any of the Restricted Subsidiaries for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) to comply with any of its other agreements in the Indenture, Notes or the Note Guarantees; the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Parent or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Parent or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $200.0 million or more at any time; the failure by the Parent or any Restricted Subsidiary to pay final judgments aggregating in excess of $200.0 million, which judgments remain unpaid, undischarged or unstayed for a period of 60 days; certain events of bankruptcy or insolvency with respect to the Parent or any Restricted Subsidiary that is a Significant Subsidiary; or except as permitted by the Indenture or the Note Guarantees, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Parent or any Restricted Subsidiary or any Person acting on behalf of the Parent or any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Note Guarantee.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all Notes to be due and payable immediately.

Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee will be required to give notice to Holders within 90 days after a default of which the Trustee has knowledge under the Indenture unless the default has been cured or waived.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest on the Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders unless such Holders have offered the Trustee indemnity or security satisfactory to it against any cost, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder shall have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:  such Holder has previously given written notice to the Trustee of a continuing Event of Default; Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities to be incurred in compliance with such request; the Trustee does not comply with such request within 60 days after its receipt of such request and offer of security or indemnity; and during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such written request.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes.

15.          NOTE GUARANTEES.  Payment of principal of, premium, if any, and interest (including interest on overdue principal, if any, and interest, if lawful) on the Notes is guaranteed on an unsecured, senior basis by the Guarantors pursuant to Article XII of the Indenture.

16.          TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

17.          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note and the related Note Guarantees waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

18.          AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or the Authentication Agent.

19.          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.          ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers, to be provided by the Company, in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Iron Mountain (UK) PLC
c/o Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Parent, the applicable Restricted Subsidiary or the Company, as applicable, pursuant to Section 4.16 or 4.17 of the Indenture, check the box below:

☐                                    Section 4.16

☐                                    Section 4.17

If you want to elect to have only part of the Note purchased by the Parent, the applicable Restricted Subsidiary or the Company, as applicable, pursuant to Section 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:  £

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Common Depositary

EXHIBIT B

[FACE OF DEFINITIVE NOTE]

3.875% GBP Senior Notes due 2025

ISIN No.:	No. [ ]
144A: XS1713498779	£[ • ]
Reg S: XS1713495759

IRON MOUNTAIN (UK) PLC

promises to pay to [ • ] or registered assigns, the principal sum of [ • ] BRITISH POUNDS STERLING on November 15, 2025.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Dated:  [ • ]

B-1

IRON MOUNTAIN (UK) PLC

By:
Name:
Title:

This is one of the Notes
referred to in the within-
mentioned Indenture:

SOCIÉTÉ GÉNÉRALE BANK & TRUST, not in its individual capacity but in its capacity as Authentication Agent appointed by the Trustee, Wells Fargo Bank, National Association

By:
Authorized Signatory

3.875% GBP Senior Notes due 2025

[Insert 144A Legend and Reg S Legend if applicable pursuant to the Indenture]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT A PLAN (WHICH TERM IS DEFINED AS (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ERISA, (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE, OR SIMILAR LAWS, AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS,” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS), AND IT IS NOT PURCHASING THIS SECURITY (OR ANY INTEREST THEREIN) ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN OR (B) THE HOLDER’S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  Iron Mountain (UK) PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), promises to pay interest on the principal amount of this Note at 3.875% per annum from [ • ] until November 15, 2025.  The Company shall pay interest, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2018.  The Company shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             METHOD OF PAYMENT.  The Company will pay principal, premium, if any, Additional Amounts, if any, and interest on the Notes in British Pounds Sterling.  The Company,

however, may pay principal, premium, if any, Additional Amounts, if any, and interest by check payable in such money.  It may mail an interest check to a Holder’s registered address.

3.             PAYING AGENT AND REGISTRAR.  Initially, the Paying Agent and Registrar under the Indenture will be as set forth in Section 2.3 of the Indenture.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             INDENTURE.  The Company issued the Notes under a Senior Indenture dated as of November 13, 2017 (the “Indenture”), among the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar and the Transfer Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as if the Indenture was required to be qualified under such act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             OPTIONAL REDEMPTION.

Prior to November 15, 2020, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the Make-Whole Price, plus accrued and unpaid interest to, but excluding, the applicable redemption date.  On and after November 15, 2020, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Notes Percentage
2020	101.93750%
2021	100.96875%
2022 and thereafter	100.00000%

Notwithstanding the foregoing, at any time prior to November 15, 2020 the Company may on any one or more occasions redeem the principal amount of the Notes at a redemption price of 103.875% of the principal amount thereof, plus, in each case, accrued and unpaid interest to, but excluding, the applicable redemption date, with cash in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided that:  (i) at least sixty percent (60%) of the aggregate principal amount of the Notes (excluding any Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Parent or any of its Subsidiaries); and (ii) the redemption must occur within six months of the date of the closing of any such Qualified Equity Offering.

6.             ADDITIONAL AMOUNTS

The Company and the Guarantors will pay to Holders any Additional Amounts as may become payable under Section 4.19 of the Indenture.

7.             REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

The Company may redeem the Notes, in whole but not in part, at its discretion at any time upon not less than 10 nor more than 60 days’ prior notice to the Holders (which notice will be given in accordance with the procedures in Section 3.2 of the Indenture, except that it may not be conditional) at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (the “Tax Redemption Date”) and all additional interest and Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Definitive Notes, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and additional interest and Additional Amounts, if any, in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or the Note Guarantees, the Company or any Guarantor, as applicable, has or would be required to pay Additional Amounts (in the case of a Guarantor, if the payment giving rise to such requirement cannot be made by the Company or another Guarantor without the obligation to pay Additional Amounts), and the Company or any Guarantor, as applicable, cannot avoid any such payment obligation by taking reasonable measures available (including the designation of a Paying Agent in another jurisdiction) as a result of:

(1)           any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Authority affecting taxation which is announced and becomes effective on or after the date of the Indenture (or, if the relevant Tax Authority has changed since the date of the Indenture, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture); or

(2)           any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which is announced and becomes effective on or after the date of the Indenture (or, if the relevant Tax Authority has changed since the date of the Indenture, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture).

The Company will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company, or if applicable, any Guarantor, would be obligated to make such payment or withholding if a payment in respect of the Notes or any Note Guarantee were then due. Prior to the publication or, where relevant, delivery of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee and the Common Depositary (a) an Officers’ Certificate to the effect that the Company is entitled to effect such redemption and cannot avoid such obligation to pay Additional Amounts by taking reasonable measures available to it or any Guarantor and (b) an opinion of independent counsel reasonably acceptable to the Trustee and the Common Depositary to the effect that the Company or any Guarantor, as applicable, will be obligated to pay Additional Amounts as a result of an event described above.

8.             NOTICE OF REDEMPTION.

Notice of redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder’s address of record.  The Notes in denominations larger than £100,000 may be redeemed in part but only in integral multiples of £1,000 in excess thereof, unless all the Notes held by a Holder are to be redeemed.  In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee (or the Registrar, as applicable) in accordance with the Indenture.  On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

If this Note is redeemed subsequent to a record date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

9.             MANDATORY REDEMPTION.  Except as set forth in paragraph 10 below, the Company shall not be required to repurchase or to make mandatory redemption payments with respect to the Notes.  There are no sinking fund payments with respect to the Notes.

10.          REPURCHASE AT OPTION OF HOLDER.  This Note is subject to purchase at the option of the Holder upon the circumstances set forth in Sections 4.16 and 4.17 of the Indenture.

11.          DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

12.          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

13.          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the Notes and any existing default or compliance with any provision of the Indenture with respect to the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including, in each case, Additional Notes, if any).  Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s obligations to Holders of the Notes in the case of a merger or consolidation or make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

14.          DEFAULTS AND REMEDIES.  An Event of Default with respect to the Notes occurs upon the occurrence of any of the following events:  the default for 30 days in payment when due of interest on the Notes; the default in payment when due of the principal of or premium, if any, on the Notes; the failure by the Company to comply with Section 4.17 of the Indenture; the failure by the Parent or any of the Restricted Subsidiaries for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) to comply with any of its other agreements in the Indenture, Notes or the Note Guarantees; the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Parent or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Parent or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $200.0 million or more at any time; the failure by the Parent or any Restricted Subsidiary to pay final judgments aggregating in excess of $200.0 million, which judgments remain unpaid, undischarged or unstayed for a period of 60 days; certain events of bankruptcy or insolvency with respect to the Parent or any Restricted Subsidiary that is a Significant Subsidiary; or except as permitted by the Indenture or the Note Guarantees, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Parent or any Restricted Subsidiary or any Person acting on behalf of the Parent or any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Note Guarantee.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all Notes to be due and payable immediately.

Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee will be required to give notice to Holders within 90 days after a default of which the Trustee has knowledge under the Indenture unless the default has been cured or waived.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest on the Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders unless such Holders have offered the Trustee indemnity or security satisfactory to it against any cost, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder shall have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:  such Holder has previously given written notice to the Trustee of a continuing Event of Default; Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities to be incurred in compliance with such request; the Trustee does not comply with such request within 60 days after its receipt of such request and offer of security or indemnity; and during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such written request.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes

15.          NOTE GUARANTEES.  Payment of principal of, premium, if any, and interest (including interest on overdue principal, if any, and interest, if lawful) on the Notes is guaranteed on an unsecured, senior basis by the Guarantors pursuant to Article XII of the Indenture.

16.          TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

17.          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note and the related Note Guarantees waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

18.          AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or the Authentication Agent.

19.          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.          ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers, to be provided by the Company, in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Iron Mountain (UK) PLC
c/o Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Parent, the applicable Restricted Subsidiary or the Company, as applicable, pursuant to Section 4.16 or 4.17 of the Indenture, check the box below:

☐                                    Section 4.16

☐                                    Section 4.17

If you want to elect to have only part of the Note purchased by the Parent, the applicable Restricted Subsidiary or the Company, as applicable, pursuant to Section 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:  £

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Wells Fargo Bank, National Association,
as Trustee – DAPS Reorg
MAC N9300 – 070
600 South 4th Street, 7th Floor
Minneapolis, MN  55415
Telephone No.:  (877) 872-4605
Fax No.:  (866) 969-1290
Email:  DAPSReorg@wellsfargo.com

Société Générale Bank & Trust

11 avenue Emile Reuter

L-2420 Luxembourg

Office: +352 47 93 11 52 63

Fax: +352 24 15 75

Attention: SGSS/SBO/CIS/ISS – Issuer Services – Attention of Isabelle Perreaux

Iron Mountain (UK) PLC
c/o Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Attention:  Chief Financial Officer
Telecopier No.:  (617) 350-7881

Re:                             3.875% GBP Senior Notes due 2025 of Iron Mountain (UK) PLC

Reference is hereby made to the Senior Indenture, dated as of November 13, 2017 (the “Indenture”), among Iron Mountain (UK) PLC, as issuer (the “Issuer”), the Guarantors named therein, Wells Fargo Bank, National Association, as trustee, and Société Générale Bank & Trust, as paying agent, registrar and transfer agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                       , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of £           in such Note[s] or interests (the “Transfer”), to                           (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐                       Check if Transfer is Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any other jurisdiction.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the 144A Legend printed on the 144A Global Note and/or the 144A Definitive Note and in the Indenture and the Securities Act.

2. ☐                       Check if Transfer is pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act; and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Regulation S Legend and in the Indenture and the Securities Act.

3. ☐                       Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any other jurisdiction; (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of the Issuer or any Guarantor; (iii) at least two years have elapsed since such Transferor (or any previous transferor of such Book-Entry Interest or Definitive Note that was not an Affiliate of the Issuer or any Guarantor) acquired such Book-Entry Interest or Definitive Note from the Issuer or any Guarantor or an Affiliate of the Issuer or any Guarantor, and (iv) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or 144A Definitive Note will no longer be subject to the restrictions on transfer enumerated in the 144A Legend printed on the 144A Global Notes and/or the 144A Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                            The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a) ☐                  a Book-Entry Interest held through Euroclear Account No.           or Clearstream Banking Account No.           , in the:

(i) ☐                      144A Global Note (ISIN          ), or

(ii) ☐                   Regulation S Global Note (ISIN          ); or

(b) ☐                  a 144A Definitive Registered Note; or

(c) ☐                   a Regulation S Definitive Registered Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐                  a Book-Entry Interest through Euroclear Account No.              or Clearstream Banking Account No.           , in the:

(i) ☐                      144A Global Note (ISIN          ), or

(ii) ☐                   Regulation S Global Note (ISIN          ), or

(b) ☐                  a 144A Definitive Registered Note; or

(c) ☐                   a Regulation S Definitive Registered Note; or

(d) ☐                  an Unrestricted Definitive Registered Note.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Wells Fargo Bank, National Association,
as Trustee – DAPS Reorg
MAC N9300 – 070
600 South 4th Street, 7th Floor
Minneapolis, MN  55415
Telephone No.:  (877) 872-4605
Fax No.:  (866) 969-1290
Email:  DAPSReorg@wellsfargo.com

Société Générale Bank & Trust

11 avenue Emile Reuter

L-2420 Luxembourg

Office: +352 47 93 11 52 63

Fax: +352 24 15 75

Attention: SGSS/SBO/CIS/ISS – Issuer Services – Attention of Isabelle Perreaux

Iron Mountain (UK) PLC
c/o Iron Mountain Incorporated
One Federal Street
Boston, MA  02110
Attention:  Chief Financial Officer
Telecopier No.:  (617) 350-7881

Re:                             3.875% GBP Senior Notes due 2025 of Iron Mountain (UK) PLC

Reference is hereby made to the Senior Indenture, dated as of November 13, 2017 (the “Indenture”), among Iron Mountain (UK) PLC, as issuer (the “Issuer”), the Guarantors named therein, Wells Fargo Bank, National Association, as trustee, and Société Générale Bank & Trust, as paying agent, registrar and transfer agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                      , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of £           in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Book-Entry Interests in Global Notes to Unrestricted Definitive Notes or 144A Definitive Notes to Book-Entry Interest in Regulation S Global Note.

(a) ☐                  Check (i) if Exchange is from Book-Entry Interest in 144A Global Note to Unrestricted Definitive Note or (ii) if Exchange is from 144A Definitive Notes to

Book-Entry Interests in the Regulation S Global Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in the 144A Global Note for Unrestricted Definitive Note(s) or with the Exchange of the Owner’s 144A Definitive Notes for Book-Entry Interests in the Regulation S Global Note, in each case, in an equal principal amount, the Owner hereby certifies (i) the Notes are being acquired for the Owner’s own account without transfer, (ii) such Owner is not (and during the three months preceding the Exchange was not) an Affiliate of the Issuer or any Guarantor, (iii) at least two years have elapsed since the Owner (or any previous transferor of such Book-Entry Interest that was not an Affiliate of the Issuer or any Guarantor) acquired the Notes to be exchanged from the Issuer or any Guarantor or an Affiliate of the Issuer, (iv) such Owner is permitted under Rule 144(k) of the U.S. Securities Act of 1933, as amended (the “Securities Act”) to sell all such Notes without registration under the Securities Act, (v) the restrictions on transfer contained in the Indenture and the 144A Legend or the Regulation S Legend are not required in order to maintain compliance with the Securities Act and (vi) the Note(s) are being acquired in compliance with all applicable securities laws of any other jurisdiction.

(b) ☐                  Check if Exchange is from Book-Entry Interest in the Regulation S Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in the Regulation S Global Note for Unrestricted Definitive Notes in an equal principal amount, the Owner hereby certifies (i) the Definitive Note(s) are being acquired for the Owner’s own account without transfer, (ii) such Owner acquired such Book-Entry Interest in a transaction complying with Rule 903 or Rule 904 under the Securities Act, (iii) if such Owner acquired such Book-Entry Interest in a transaction complying with Rule 903 under the Securities Act, a period of at least 40 days has elapsed since the commencement of the Distribution Compliance Period (as defined in Regulation S under the Securities Act) with respect to such Book-Entry Interest, (iv) the restrictions on transfer contained in the Indenture and the Regulation S Legend are not required in order to maintain compliance with the Securities Act and (vi) the Unrestricted Definitive Notes are being acquired in compliance with all applicable securities laws of any other jurisdiction.

2.                                      Exchange of Restricted Definitive Notes or Book-Entry Interest in Global Notes for Restricted Definitive Notes or a Book-Entry Interest in Global Note(s).

[UNLESS THIS BOX IS CHECKED, YOU WILL NOT BE PERMITTED TO COMPLETE THE EXCHANGE]

(a) ☐                  In connection with the Exchange of the Owner’s Book-Entry Interest in the Global Note or Restricted Definitive Notes for Definitive Notes or a Book-Entry Interest in a Global Note with an equal principal amount, the Owner hereby certifies that such Definitive Notes or such Book-Entry Interest is being acquired for the Owner’s own account without transfer.

[CHECK ONLY IF APPLICABLE.]

(b) ☐                  In connection with the Exchange, the Owner hereby certifies that it acquired its Regulation S Definitive Notes or Book-Entry Interest in the Regulation S Global Note in a transaction complying with Rule 903 or Rule 904 under the Securities Act.

If you checked box “(b)” you will receive Regulation S Definitive Notes or a Book-Entry Interest in the Regulation S Global Note and, accordingly, such Regulation S Notes bear the Regulation S Legend and will be subject to the restrictions on transfer enumerated therein and in the Indenture and the Securities Act.

If you did not check box “(b)” you will receive 144A Definitive Notes or a Book-Entry Interest in the 144A Global Note and, accordingly, such 144A Notes will bear the 144A Legend and shall be subject to the restrictions on transfer enumerated therein and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

1.                                            The Owner owns and proposes to exchange the following:

[CHECK ONE]

(a) ☐                  a Book-Entry Interest held through Euroclear Account No.           or Clearstream Banking Account No.           , in the:

(i) ☐                      144A Global Note (ISIN          ), or

(ii) ☐                   Regulation S Global Note (ISIN          ); or

(b) ☐                  a 144A Definitive Note; or

(c) ☐                   a Regulation S Definitive Note.

2.                                      After the Exchange the Owner will hold:

[CHECK ONE]

(a) ☐                  a Book-Entry Interest through Euroclear Account No.              or Clearstream Banking Account No.           , in the:

(i) ☐                      144A Global Note (ISIN          ), or

(ii) ☐                   Regulation S Global Note (ISIN          ), or

(b) ☐                  a 144A Definitive Registered Note; or

(c) ☐                   a Regulation S Definitive Note; or

(d) ☐                  an Unrestricted Definitive Note.